SCHEDULE 14A INFORMATION

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SAIC, Inc.

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SAIC, INC.

10260 Campus Point Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 8, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SAIC, Inc., a Delaware corporation (the “Company”), will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 8, 2007, at 1:00 p.m. (local time). For the convenience of our employees and stockholders, the meeting will be videocast to Conference Room 2040 in Building D of our offices at 10260 Campus Point Drive, San Diego, California and to other locations and will be webcast on our website (www.saic.com) and our internal website, ISSAIC. The Annual Meeting is being held for the following purposes:

1.        To elect four Class I directors;

2.        To approve an amendment to our certificate of incorporation to provide for the annual election of directors;

3.        To approve an amendment to our certificate of incorporation to eliminate the distinction between series of our class A preferred stock;

4.        To approve the material terms of and certain amendments to our 2006 Equity Incentive Plan;

5.        To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2008; and

6.        To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

Only stockholders of record at the close of business on April 10, 2007, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at 10010 Campus Point Drive, San Diego, California, and 1710 SAIC Drive, McLean, Virginia for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

By Order of the Board of Directors

Douglas E. Scott

Senior Vice President,

General Counsel and Corporate Secretary

San Diego, California

May 7, 2007

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions regarding how to vote, please refer to the questions and answers beginning on the first page of this proxy statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help us secure a quorum and reduce the expense of additional proxy solicitation.

SAIC, INC.

10260 Campus Point Drive

San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 8, 2007

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of SAIC, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 8, 2007, at 1:00 p.m. (local time) and at any and all adjournments, postponements or continuations thereof. In this proxy statement, we use the terms “Company,” “we,” “us” and “our” to refer collectively to SAIC, Inc. and its wholly-owned subsidiary, Science Applications International Corporation. This proxy statement and the proxy and voting instruction card are first being mailed or delivered to the stockholders of the Company on or about May 7, 2007.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon the following matters:

1.	The election of four Class I directors;

2.	An amendment to our certificate of incorporation to provide for the annual election of directors;

3.	An amendment to our certificate of incorporation to eliminate the distinction between series of our class A preferred stock;

4.	The material terms of and certain amendments to our 2006 Equity Incentive Plan;

5.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008; and

6.	Such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 8, 2007, at 1:00 p.m. (local time).

Who can attend the Annual Meeting?

All stockholders or their duly appointed proxies may attend the meeting.

INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock, par value $0.0001 per share (“common stock”), and our class A preferred stock, par value $0.0001 per share (“class A preferred stock”), as of the close of business on our record date of April 10, 2007, are entitled to notice of and to vote at the Annual Meeting. As of April 10, 2007, there were 98,876,831 shares of common stock and 318,010,754 shares of class A preferred stock outstanding. We have no other class of capital stock outstanding. The common stock and the class A preferred stock vote together as a single class on all matters.

What constitutes a quorum?

The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of common stock and class A preferred stock outstanding as of April 10, 2007, is necessary to constitute a quorum and to conduct business at the Annual Meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How many votes am I entitled to?

Each holder of common stock will be entitled to one vote per share and each holder of class A preferred stock will be entitled to 10 votes per share, in person or by proxy, for each share of stock held in such stockholder’s name as of April 10, 2007, on any matter submitted to a vote of stockholders at the Annual Meeting. However, in the election of directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for directors: (i) each share of common stock is entitled to as many votes as there are directors to be elected; (ii) each share of class A preferred stock is entitled to 10 times as many votes as there are directors to be elected and (iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. To apportion your votes among two or more nominees other than on a pro rata basis, you must either submit your proxy or voting instructions using a proxy and voting instruction card or by ballot in person at the Annual Meeting, stating explicitly how you intend to apportion your votes. You may not submit your proxy or voting instructions over the Internet or by telephone if you wish to distribute your votes unevenly among two or more nominees. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting.

How do I vote my shares?

Shares of common stock and class A preferred stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted as follows:

•	FOR the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting;

•	FOR the amendment of our certificate of incorporation to provide for the annual election of directors;

•	FOR the amendment of our certificate of incorporation to eliminate the distinction between series of our class A preferred stock;

•	FOR the approval of the material terms of and certain amendments to our 2006 Equity Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008.

No business other than that set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting; however, should any other matter requiring a vote of stockholders properly come before the Annual Meeting, it is the intention of the proxy holders to vote such shares in accordance with their best judgment on such matter.

There are four different ways to vote your shares:

By Internet:    You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvote.com.

By Telephone:    You may submit a proxy or voting instructions by calling 1-800-690-6903 and following the instructions.

By Mail:    If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

In Person:    If you are a stockholder as of the record date of April 10, 2007, and attend the meeting at the SAIC Conference Center in McLean, Virginia, you may vote in person at the meeting.

Submitting a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Corporate Secretary of the Company as described below, or by attending the Annual Meeting and voting in person. The mailing address of the Corporate Secretary is 10260 Campus Point Drive, San Diego, California 92121. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

Proxies or notices of revocation of proxies must be submitted no later than 11:59 p.m. Eastern time on June 7, 2007 and voting instructions or notices of revocation of voting instructions must be submitted no later than 11:59 p.m. Eastern time on June 5, 2007.

How are the shares held by the Retirement Plans voted?

Each participant in the Science Applications International Corporation Retirement Plan (the “SAIC Retirement Plan”), the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company prior to its sale on March 15, 2005 (the “Telcordia Plan”) and the AMSEC Employees 401(k) Profit Sharing Plan of AMSEC LLC, a joint venture of which the Company owns 55% (the “AMSEC Plan”) (collectively, the “Retirement Plans”) has the right to instruct Vanguard Fiduciary Trust Company, as trustee of the Retirement Plans (the “Trustee”), on a confidential basis as to how to vote his or her proportionate interests in all allocated shares of common stock and class A preferred stock held in the Retirement Plans. The Trustee will vote all allocated shares held in the Retirement Plans as to which no voting instructions are received, together with all unallocated shares held in the Retirement Plans, in the same proportion, on a plan-by-plan basis, as the allocated shares for which voting instructions have been received. The Trustee’s duties with respect to voting the common stock and class A preferred stock in the Retirement Plans are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock and class A preferred stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.

How are the shares held by the Stock Plans voted?

Under the terms of our Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the “Stock Plans”), Wachovia Bank, N.A. (“Wachovia”), as trustee of the Stock Plans, has the power to vote the shares of class A preferred stock held by Wachovia in the Stock Plans. Wachovia will vote all such shares in the same proportion that the other stockholders of the Company vote their shares of common stock and class A preferred stock.

What is the difference between a “stockholder of record” and a “beneficial” holder?

These terms describe how your shares are held. If your shares are registered directly with Mellon Investor Services, our transfer agent, then you are a “stockholder of record.” If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, then you are a “beneficial” holder.

Who is soliciting these proxies?

The Board of Directors is soliciting these proxies and the cost of the solicitation will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and regular employees in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We have also retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $10,000 plus other charges and reimbursement of expenses.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors has recommended four nominees for election as Class I directors. Our certificate of incorporation provides for a “classified” Board of Directors consisting of three classes which shall be as equal in number as possible. The number of directors is currently set at 12 directors, with four directors in each of Classes I, II and III.

Effect of Reorganization Merger on Board Structure

In October 2006, in connection with becoming a publicly-traded company, we completed a reorganization merger pursuant to which our predecessor company, Science Applications International Corporation (which we refer to as “Old SAIC”), became our wholly-owned subsidiary. In connection with this reorganization merger, a certificate of incorporation was adopted for SAIC, Inc. which – like that of Old SAIC – provides for a “classified” Board of Directors consisting of Class I, Class II and Class III directors. Under the terms of the SAIC, Inc. certificate of incorporation, each director serves a three year term that ends on the third annual meeting following the annual meeting at which he or she was elected. However, the certificate of incorporation provides that the directors first elected to each of Class I, Class II and Class III prior to our initial public offering in October 2006 serve for slightly shortened terms. As a result:

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the directors first elected to Class I serve for a term that ends following the annual meeting next following the completion of our initial public offering (i.e., our 2007 Annual Meeting of Stockholders);

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the directors first elected to Class II serve for a term that ends on the second annual meeting next following the completion of our initial public offering (i.e., our 2008 Annual Meeting of Stockholders); and

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the directors first elected to Class III serve for a term that ends on the third annual meeting next following the completion of our initial public offering (i.e., our 2009 Annual Meeting of Stockholders).

In connection with the adoption of the certificate of incorporation of SAIC, Inc., our directors were elected to each of the three classes in a manner that was intended to approximate their terms on the board of directors of Old SAIC. As a result:

•	the Old SAIC Class II directors (whose terms were to expire at the 2007 Annual Meeting of Stockholders) were appointed as our Class I directors;

•	the Old SAIC Class III directors (whose terms were to expire at the 2008 Annual Meeting of Stockholders) were appointed as our Class II directors; and

•	the Old SAIC Class I directors (whose terms were to expire at the 2009 Annual Meeting of Stockholders) were appointed as our Class III directors.

The only exception made to the above appointments of active directors was with respect to H.M.J. Kraemer, Jr., who was a Class I director of Old SAIC and who was elected as one of our Class I directors in order to even out the number of directors in each class. We have identified below each of the relevant classes in which our directors are serving.

Nominees for Class I Directors

At the Annual Meeting, four Class I directors are to be elected to serve three-year terms ending in 2010 or until their successors are elected and qualified. Currently, K.C. Dahlberg, H.M.J. Kraemer, Jr., J.P. Walkush and

A.T. Young serve as Class I directors. At the Annual Meeting, each of K.C. Dahlberg, H.M.J. Kraemer, Jr. and A.T. Young has been nominated to serve as Class I directors for a three-year term. In addition, General J.P. Jumper, who was originally appointed to fill a vacancy in our Class II directors, effective June 8, 2007, has also been nominated to serve as a Class I director. However, if the proposed amendment to our certificate of incorporation to provide for the annual election of directors is approved, then the terms of all directors, including those elected at the Annual Meeting, will end at the next annual meeting of stockholders, or until their successors are elected and qualified. Thereafter, all directors will be elected for one-year terms or until their successors are elected and qualified. Assuming that each of the proposed Class I nominees is elected, the number of directors will thereafter be set at 11, with four directors in Class I, three directors in Class II and four directors in Class III.

All Class I nominees have been nominated by the Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. Each nominee has consented to be named in this proxy statement and to serve if elected.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR each nominee. The four nominees who receive the most “FOR” votes will be elected as Class I directors, and abstentions and withheld votes will generally not have an effect on the outcome of this vote. The Board of Directors, however, has adopted a policy whereby any nominee for director in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In such a circumstance, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will promptly disclose its decision as to whether or not to accept or reject the tendered resignation in a press release, current report on Form 8-K filed with the Securities and Exchange Commission or some other permissible manner.

Shares of common stock and class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted “FOR” the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting. In the event that any of the four nominees listed below should become unable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve.

Nominees and Members of the Board of Directors

Set forth below is a brief biography of each nominee for election as a Class I director and of all other members of the Board of Directors who will continue in office. All references below to duration of service as one of our directors include service as a director of Old SAIC.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS—TERM ENDING 2010

K.C. Dahlberg, age 62 Chief Executive Officer and Chairman of the Board and Director	Director since 2003

Mr. Dahlberg has served as Chairman of the Board since July 2004 and Chief Executive Officer and director since November 2003. Mr. Dahlberg served as President from November 2003 to March 2006. Prior to joining us, Mr. Dahlberg served as Corporate Executive Vice President of General Dynamics Corp. from March 2001 to October 2003. Mr. Dahlberg served as President of Raytheon International from February 2000 to March 2001, and from 1997 to 2000 he served as President and Chief Operating Officer of Raytheon Systems Company. Mr. Dahlberg held various positions with Hughes Aircraft from 1967 to 1997. Mr. Dahlberg is also on the board of directors of Teledyne Technologies, Incorporated.

General J.P. Jumper (USAF Retired), age 62 Director	Director since 2007

General Jumper retired from the United States Air Force, effective November 1, 2005. From September 2001 through November 2005, General Jumper was Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active-duty, guard, reserve and civilian forces serving in the United States and overseas. As a member of the Joint Chiefs of Staff, General Jumper functioned as a military advisor to the Secretary of Defense, National Security Council and the President. General Jumper is also a member of the boards of directors of Goodrich Corporation, Jacobs Engineering Group Inc., TechTeam Global, Inc. and Vought Aircraft Industries, Inc.

H.M.J. Kraemer, Jr., age 52 Director	Director since 1997

Mr. Kraemer has been an executive partner of Madison Dearborn Partners, LLC, a private equity investment firm, since April 2005, and has served as a professor at the Kellogg School of Management at Northwestern University since January 2005. Mr. Kraemer previously served as the Chairman of Baxter International, Inc., or Baxter, a health-care products, systems and services company, from January 2000 until April 2004, as Chief Executive Officer of Baxter from January 1999 until April 2004 and as President of Baxter from April 1997 until April 2004. Mr. Kraemer also served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997. Mr. Kraemer is also on the board of directors of Sirona Dental Systems, Inc.

A.T. Young, age 69 Lead Director	Director since 1995

Mr. Young retired from Lockheed Martin Corp. in 1995 after having served as an Executive Vice President from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also on the board of directors of Goodrich Corporation.

CLASS II DIRECTORS—TERM ENDING 2008

J.J. Hamre, age 56 Director	Director since 2005

Dr. Hamre has served as the President and Chief Executive Officer of the Center for Strategic & International Studies, a public policy research institution, since 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is also a member of the boards of directors of ChoicePoint, Inc., ITT Industries, Inc. and MITRE Corporation.

A.K. Jones, age 65 Director	Director since 1998

Dr. Jones is the Quarles Professor of Engineering at the University of Virginia, where she has taught since 1989. From 1993 to 1997, Dr. Jones was on leave of absence from the University to serve as Director of Defense Research and Engineering in the U.S. Department of Defense. Dr. Jones also served as a director of the Company from 1987 to 1993.

E.J. Sanderson, Jr., age 58 Director	Director since 2002

Mr. Sanderson retired from Oracle Corporation in 2002 after having served as an Executive Vice President since 1995. At Oracle, Mr. Sanderson was responsible for Oracle Product Industries, Oracle Consulting, and the Latin American Division. Prior to that he was President of Unisys World-wide Services and partner at both McKinsey & Company and Accenture (formerly Andersen Consulting).

CLASS III DIRECTORS—TERM ENDING 2009

W.H. Demisch, age 62 Director	Director since 1990

Mr. Demisch has been a principal of Demisch Associates LLC, a consulting firm, since 2003. He was a Managing Director of Dresdner Kleinwort Wasserstein, formerly Wasserstein Perella Securities, Inc., from 1998 to 2002. From 1993 to 1998, he was Managing Director of BT Alex. Brown, and from 1988 to 1993, he was Managing Director of UBS Securities, Inc.

J.A. Drummond, age 67 Director	Director since 2003

Mr. Drummond was employed by BellSouth Corporation from 1962 until his retirement in December 2001. He served as Vice Chairman of BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997. Mr. Drummond is also a member of the boards of directors of Borg-Warner Automotive, AirTran Holdings, Inc. and Centillium Communications, Inc.

M.E. John, age 58 Director	Director since 2007

Dr. John retired from Sandia National Laboratories, a science and engineering laboratory, in September 2006, after having served as Vice President of Sandia’s California Division from April 1999 to September 2006. She previously served in a number of managerial and technical roles for Sandia from 1982 to 1999. Dr. John is a member of the Department of Defense’s Defense Science Board and Threat Reduction Advisory Committee and the National Research Council’s Naval Studies Board.

L.A. Simpson, age 68 Director	Director since 2006

Mr. Simpson has served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, an auto insurer, since May 1993. Mr. Simpson previously served as Vice Chairman of the Board of GEICO from 1985 to 1993. Mr. Simpson is also a member of the boards of directors of VeriSign, Inc., Western Asset Funds, Inc. and Western Asset Income Fund and serves as a trustee of Western Asset Premier Bond Fund.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which include criteria for determining the independence and qualification of our directors. These guidelines are available on our website at www.saic.com by clicking on the link entitled “Investor Relations” and then on the link entitled “Corporate Governance.” These guidelines were adopted by the Board to help ensure that the Board is independent from management and adequately performs its oversight responsibility over the Company and management and to help align the interests of the Board and management with those of our stockholders. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines, as necessary.

Director Independence

The Board of Directors annually determines the independence of each of our directors and nominees in accordance with the Corporate Governance Guidelines. These guidelines provide that “independent” directors are those who are independent of management and free from any relationship that, in the judgment of the Board of Directors, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established independence standards set forth in the Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange.

All members of the Audit, Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by the Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate independence requirement pursuant to the Securities Exchange Act of 1934, as amended, which requires that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

Each year, our directors are obligated to complete a questionnaire which requires them to disclose any transactions with the Company in which the director or any member of his or her immediate family might have a direct or potential conflict of interest. Based on its review, the Board of Directors determined that all of its non-employee directors, each of whom is named below, are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment:

W.H. Demisch	J.P. Jumper
J.A. Drummond	H.M.J. Kraemer, Jr.
J.J. Hamre	E.J. Sanderson, Jr.
M.E. John	L.A. Simpson
A.K. Jones	A.T. Young

In addition to these current non-employee directors, the Board of Directors made a similar independence determination during the fiscal year ended January 31, 2007 (“fiscal 2007”) with respect to C.B. Malone, whose term expired at our 2006 Annual Meeting of Stockholders as a result of her having reached our mandatory retirement age for directors under our Corporate Governance Guidelines.

With respect to our current employee directors, K.C. Dahlberg (our Chairman and Chief Executive Officer) and J.P. Walkush (an Executive Vice President) were not considered independent since they are officers and employees of the Company. Similarly, J.H. Warner, Jr. (an Executive Vice President and our former Chief Administrative Officer) and D.H. Foley (an Executive Vice President and our former Chief Engineering and Technology Officer), each of whom served as directors during fiscal 2007, were also not deemed to be independent.

Board of Directors Meetings and Committees

During the fiscal year ended January 31, 2007 (“fiscal 2007”), the Board of Directors held 15 meetings of the entire board and 7 meetings of only the independent directors. Average attendance at such meetings of the Board of Directors was 94%. During fiscal 2007, all incumbent directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served. In addition, all directors attended the 2006 Annual Meeting of Stockholders. It is the Company’s policy that all directors attend our annual meetings.

The Board of Directors has the following principal standing committees: an Audit Committee, a Compensation Committee, an Ethics and Corporate Responsibility Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The charters of these committees are available on our website at www.saic.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then “Board Committees.”

Audit Committee

The current members of the Audit Committee are H.M.J. Kraemer, Jr (Chairperson), W.H. Demisch, J.A. Drummond, A.K. Jones and A.T. Young. The Board of Directors has determined that each of the members of the Audit Committee is independent for purposes of our Corporate Governance Guidelines, as well as for purposes of the requirements of the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that W.H. Demisch, J.A. Drummond, H.M.J. Kraemer, Jr. and A.T. Young qualify as Audit Committee “financial experts” as defined by the rules under the Securities Exchange Act of 1934, as amended. The backgrounds and experience of the Audit Committee financial experts are set forth above in “Proposal I – Election of Directors.” The responsibilities of the Audit Committee are described below under the caption “Audit Committee Report.” The Audit Committee held 14 meetings during fiscal 2007.

Compensation Committee

The current members of the Compensation Committee are E.J. Sanderson, Jr. (Chairperson), W.H. Demisch, A.K. Jones and H.M.J. Kraemer, Jr. The Board of Directors has determined that each of the members of the Compensation Committee is independent for purposes of our Corporate Governance Guidelines. The responsibilities of the Compensation Committee are set forth in its charter and include:

•	determining the compensation of our Chief Executive Officer and reviewing and approving the compensation of our other executive officers;

•	exercising all rights, authority and functions under all of our stock, retirement and other compensation plans;

•	approving and making recommendations to the Board regarding non-employee director compensation;

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preparing an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K, in accordance with the rules and regulations of the Securities and Exchange Commission; and

•	providing guidance and monitoring the formulation and implementation of human resource management.

In the exercise of its responsibilities, the Compensation Committee may delegate such of its authorities and responsibilities as the Committee deems proper to members of the Committee or to a subcommittee. The

Compensation Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in further detail under “Compensation Discussion and Analysis” below. The Compensation Committee held ten meetings during fiscal 2007.

Ethics and Corporate Responsibility Committee

The current members of the Ethics and Corporate Responsibility Committee are A.K. Jones (Chairperson), K.C. Dahlberg, J.A. Drummond, and J.J. Hamre. The responsibilities of the Ethics and Corporate Responsibility Committee are set forth in its charter and include:

•	reviewing and making recommendations regarding the ethical responsibilities of the Company’s employees and consultants under our administrative policies and procedures;

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reviewing and assessing our policies and procedures addressing the resolution of conflicts of interest involving the Company, our employees, officers and directors and addressing any potential conflict of interest involving the Company and a director or an executive officer;

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reviewing and establishing procedures for the receipt, retention and treatment of complaints regarding violations of our policies, procedures and standards related to ethical conduct and legal compliance; and

•	reviewing and evaluating the effectiveness of our ethics, compliance and training programs and related administrative policies.

The Ethics and Corporate Responsibility Committee held four meetings during fiscal 2007.

Finance Committee

The current members of the Finance Committee are L.A. Simpson (Chairperson), W.H. Demisch, E.J. Sanderson, Jr., and A.T. Young. The responsibilities of the Finance Committee are set forth in its charter and include periodically reviewing and making recommendations to the Board of Directors and management of the Company concerning:

•	our capital structure, including the issuance of equity and debt securities, the incurrence of indebtedness, payment of dividends and related matters;

•	general financial planning, including cash flow and working capital management, capital budgeting and expenditures, tax planning and compliance and related matters;

•	mergers, acquisitions and strategic transactions;

•	proposed offers for the purchase or acquisition of our stock or assets;

•	investor relations programs and policies;

•	investment policies, financial performance and funding of our employee benefit and pension plans; and

•	any other transactions or financial issues that the Board of Directors or management would like the committee to review.

The Finance Committee held three meetings during fiscal 2007.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are J.A. Drummond (Chairperson), J.J. Hamre, L.A. Simpson and A.T. Young. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Compensation Committee is independent for purposes of our Corporate Governance Guidelines. Currently, A.T. Young serves as the Company’s Lead Director. The responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter and include:

•	evaluating, identifying and recommending nominees to the Board, including nominees proposed by stockholders;

•	reviewing and making recommendations regarding the composition and procedures of the Board;

•	making recommendations regarding the size, composition and charters of the committees of the Board;

•	reviewing and developing long-range plans for Chief Executive Officer and management succession;

•	developing and recommending to the Board a set of corporate governance principles, including recommending to the Board an independent director to serve as the Lead Director; and

•	developing and overseeing an annual self-evaluation process of the Board and its committees.

The Nominating and Corporate Governance Committee held five meetings during fiscal 2007.

Director Nominations Process

As indicated, the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for recommending nominees for membership on the Board. The Board believes its membership should reflect a broad range of experience, knowledge and judgment beneficial to the broad business diversity of the Company. The Board of Directors expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to the Company. In recommending nominees for membership on the Board, the Nominating and Corporate Governance Committee has been directed by the Board to observe the following principles:

•	a majority of directors must meet the independence criteria established by the Board of Directors;

•	based upon the desired Board size of 12 directors, no more than three directors may be employees of the Company;

•	only a full-time employee who serves as either the Chief Executive Officer or one of his or her direct reports will be considered as a candidate for an employee director position; and

•	no director nominee may be a consultant to the Company.

It is the policy of the Nominating and Corporate Governance Committee to only nominate candidates who will not attain the applicable retirement age during their term of office or who have agreed to resign from the Board upon their applicable birthday. The retirement age for non-employee directors is age 72 and the retirement age for employee directors is age 65.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, its director membership criteria as stated in the Corporate Governance Guidelines and our current and future needs. In considering candidates for election at annual meetings of stockholders, the Committee first identifies those incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Board of Directors and the Committee believe that the continuing service of qualified incumbent directors promotes stability and continuity, contributing to the Board’s ability to work together as a collective body and giving us the benefit of experience and insight that its directors have accumulated during their tenure. Accordingly, the Committee’s process for identifying and evaluating nominees reflects the Committee’s general practice of re-nominating incumbent directors who the Committee believes continue to satisfy the Board’s criteria for membership on the Board and who continue to make important contributions to the Board and the Company.

To the extent that vacancies in the Board are anticipated or otherwise arise, the Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Committee may also retain a professional search firm to assist it in developing a list of qualified candidates, although the Committee has not utilized the services of such firms to date. The Nominating and Corporate Governance Committee would also consider any stockholder recommendations for director nominees that are properly received in accordance with our bylaws, as discussed below, and applicable rules and regulations of the Securities and Exchange Commission.

The Committee then screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board of Directors with its recommendations. The Board of Directors then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or to appoint the director candidate to fill a vacancy on the Board.

Stockholder Nominations

As indicated above, any stockholder may nominate a person for election as a director of the Company by complying with the procedures set forth in our bylaws. Under Section 3.03 of our bylaws, in order for a stockholder to nominate a person for election as a director, such stockholder must give timely notice to our Corporate Secretary prior to the meeting at which directors are to be elected. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. (In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, whichever occurs later).

Such stockholder’s notice must include certain information about the nominee, including his or her name, age, business address and residence address, principal occupation or employment, the class and number of shares of our capital stock which are beneficially owned by the person and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed nominee. In addition, the notice must contain certain information about the stockholder proposing to nominate that person. The foregoing requirements of Section 3.03 of our bylaws are deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by us to solicit proxies for such annual meeting. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has, at any time, been an officer or employee of ours. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Related Party Transactions

The Board of Directors has adopted policies and procedures for the review and approval of transactions between the Company and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board of Directors has delegated to the Ethics and Corporate Responsibility Committee the authority to review and approve the material terms of any proposed related party transactions. To the extent that a proposed related party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chairman of the Board of Directors and the Chairperson of the Nominating and Corporate Governance Committee.

In determining whether to approve or ratify a related party transaction, the Ethics and Corporate Responsibility Committee considers, among other factors it deems appropriate, the potential benefits to the Company, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to the Company, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related party. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Compensation Committee. If a related party transaction will be ongoing, the Ethics and Corporate Responsibility Committee may establish guidelines to be followed in the Company’s ongoing dealings with the related party. Thereafter, the Ethics and Corporate Responsibility Committee, on at least an annual basis, is to review and assess ongoing relationships with the related party to see that they are in compliance with the Committee’s guidelines and that the related party transaction remains appropriate.

Communications with the Board

Stockholders may contact directors by writing to them either individually, the independent directors as a group, or the Board of Directors generally at the following address:

SAIC, Inc.

Attention: Corporate Secretary

10260 Campus Point Drive, M/S F-3

San Diego, CA 92121

Communications sent to an individual director will be forwarded directly to the individual director. Communications sent to the Board of Directors will be forwarded to the Chairman of the Board of Directors and to the Lead Director. Communications sent to the independent directors as a group will be forwarded to the Lead Director on behalf of all independent directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of Compensation Program

Our compensation program is designed to attract, retain, motivate and reward talented employees who can help contribute to our long-term financial performance and build value for our stockholders. The Compensation Committee of our Board of Directors is responsible for overseeing our compensation program, including compensation awarded to those officers who have been designated as our Named Executive Officers for fiscal 2007.

In overseeing this program and determining the relevant amounts, combination and type of compensation to be awarded to our executives, the Compensation Committee considers the following principles:

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Compensation Should Reflect an Individual’s Responsibility and Specific Contributions. The amount and type of compensation awarded to our executive officers should reflect their individual job responsibilities, the expectations placed upon them by our Board of Directors, Compensation Committee and Chief Executive Officer and their previous and expected future contributions to the Company.

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Compensation Should Reflect Company Performance. A substantial portion of total compensation received by our executive officers should be directly tied to and contingent upon the performance of the Company as a whole, including the performance of operational units under their management.

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Compensation Should Focus our Executives on Long-Term Financial Performance. A substantial portion of total compensation should be delivered in the form of vesting equity awards in order to align the long-term interests of our executive officers with those of our stockholders.

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Compensation Should Be Competitive in the Marketplace. In order to help us attract and retain talented executives, the amount and type of compensation that we provide needs to be competitive when compared to that provided by other peer companies with whom we compete for talent.

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Compensation Should Be Fair. Individual compensation levels should reflect differences in job responsibilities, geographies and marketplace considerations, and the overall structure and components of our compensation program should be broadly similar and equitable across all executives with similar responsibilities and expectations.

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Perquisites and Personal Benefits Should be Limited in Amount. Any perquisites and other personal benefits should be modest in amount and limited in nature to those that help assist our executive officers in effectively carrying out their responsibilities.

•	Compensation Should Be Cost Effective. The compensation we provide should be cost-effective and structured, to the extent possible, to maximize favorable tax and accounting benefits for the Company.

Methodology for Determining Compensation

The Compensation Committee approves the compensation to be awarded to all of our executive officers, including our Named Executive Officers. The Compensation Committee consists entirely of independent directors who have significant industry and operational experience with respect to executive compensation matters. The duties and responsibilities of our Compensation Committee are set forth in a written charter, which has been approved by our Board of Directors, and are described in this proxy statement under the caption “Corporate Governance – Board of Directors Meetings and Committees.”

Principal Elements of Compensation

Under the direction of our Compensation Committee, we provide the following principal elements of compensation to our executive officers, which we collectively refer to as “direct compensation”:

•	Base salary – We provide a fixed base salary to our executive officers to compensate them for services provided to the Company during the fiscal year;

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Cash incentive awards – We provide cash incentive awards to our executive officers which vary in amount depending upon the achievement of certain predetermined goals and objectives for the fiscal year; and

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Equity incentive awards – We provide equity incentive awards to our executive officers comprised of stock options and shares of restricted stock which are intended to reward them for prior and future performance, as well as to motivate them to stay with the Company and build stockholder value.

In addition to these elements of direct compensation, we provide our executive officers with other benefits generally available to all eligible employees, such as participation in our health and retirement plans. We also provide or reimburse costs associated with certain limited perquisites and personal benefits and provide our executive officers with certain change-in-control benefits.

Considerations in Determining Direct Compensation

Our Compensation Committee reviews and approves the amounts of direct compensation to be provided to our executive officers for each fiscal year. At the beginning of each fiscal year, the Committee determines (i) the amount of base salary to be provided for the upcoming year, (ii) the target and maximum amount of the cash incentive awards that may be earned for the year and the performance goals and criteria upon which the amounts of the awards will be determined and (iii) the amount of equity incentive awards. At the end of each fiscal year, the Committee approves the payment of cash incentive awards depending upon the achievement of the predetermined performance goals and criteria.

As part of its methodology in determining the relevant amounts of direct compensation to be awarded to our executive officers, our Compensation Committee generally considers the following:

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Individual Performance. Our Compensation Committee considers individual performance during the prior fiscal year. As part of this exercise, the Committee reviews a performance assessment for each of our executive officers, as well as compensation recommendations provided by the Chief Executive Officer and director of human resources. In addition, the Committee considers whether the executive officer has achieved certain pre-determined objectives applicable to his or her organization, his or her individual contributions to the Company and other leadership accomplishments. With respect to our Chief Executive Officer, the Compensation Committee meets in executive session and evaluates his performance based on his achievement of certain performance objectives that were established and agreed-upon at the beginning of the fiscal year. The Committee also considers the Chief Executive Officer’s general contributions to the Company’s performance and other leadership accomplishments.

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Company Performance. The Committee considers the performance of the Company, including any corporate or operational units under an executive’s management. In particular, Company performance determines the amount of any cash incentive awards to be paid at the end of the fiscal year, as such amounts are principally determined based upon the Company’s achievement of financial and operational objectives set at the beginning of the fiscal year. In addition, Company performance may also be considered by the Committee in determining the amounts of base salary or equity compensation awards that an executive will receive.

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Comparable Market Data. Finally, the Compensation Committee considers the amount of direct compensation we provide relative to that provided by other peer companies with whom we compete for executive talent. To assist with this exercise, the Compensation Committee engages a national compensation consulting firm, Pearl Meyer & Partners, to review and benchmark each element of direct compensation we provide to our executive officers. Pearl Meyer & Partners began providing these consulting services in 2005 and does not otherwise provide any other consulting or other services to our Company or to members of our executive management.

Pearl Meyer & Partners compares each element of direct compensation we provide to our Chief Executive Officer and Chief Financial Officer against that provided by other publicly-traded engineering, information technology, consulting and defense companies, which we refer to as our “Compensation Peer Group.” This Compensation Peer Group is periodically reviewed and updated by the Committee and consists of companies that the Committee believes have similar revenues and industry focus to ours, as well as companies against which we compete for talent and stockholder investment. The Compensation Peer Group for fiscal 2007 consisted of the following companies:

• Accenture, Ltd.	• Electronic Data Systems Corporation	• Synnex Corporation

• Affiliated Computer Services, Inc.	• First Data Corporation	• Unisys Corporation

• Automatic Data Processing, Inc.	• Fiserv, Inc.	• URS Corporation

• CA, Inc.	• General Dynamics Corporation	• Xerox Corporation

• Computer Sciences Corporation	• L-3 Communications Holdings, Inc.

• CGI Group, Inc.	• Rockwell Collins, Inc.

In order to help provide better comparative data and analysis, the Compensation Peer Group is structured so that no company within the survey has annual revenues greater than three times that of ours or less than approximately one-third that of ours. For comparison purposes for fiscal 2007, our annual revenues were at approximately 113% of the median revenues of the Compensation Peer Group.

In addition to the Compensation Peer Group, Pearl Meyer & Partners also reviews survey information regarding compensation that other comparable companies provide to their chief executive officer, chief financial officer and other members of senior management, which surveys include companies that have similar industry focus to ours. For our Group Presidents, we compare the compensation we provide against that provided by subsidiary units of similar size to our groups.

The Compensation Committee considers this survey data and analysis when considering appropriate levels of direct compensation. Because we compete for top executive-level talent, the Committee generally targets overall compensation for our executive officers at competitive levels to that paid to similarly situated executives of the companies in the Compensation Peer Group. However, the Committee may deviate from this objective when considering any element of compensation for a particular officer based upon his or her experience, specific contributions or other market factors.

Objectives of Direct Compensation

The base salary and cash and equity incentive awards described above comprise the principal forms of compensation we provide to our executive officers. Our Compensation Committee has determined that designing our compensation program in this way furthers the compensation principles outlined above and helps fulfill our objectives to attract, retain, motivate and reward talented employees who can help contribute to our long-term financial performance and build value for our stockholders.

Direct Compensation for Fiscal 2007

The following section discusses the elements of direct compensation provided to our executive officers in fiscal 2007, including that provided to our Named Executive Officers. Our Named Executive Officers for fiscal 2007 consisted of the following persons:

•	K.C. Dahlberg (Chairman and Chief Executive Officer)

•	M.W. Sopp (Executive Vice President and Chief Financial Officer)

•	W.A. Roper, Jr. (Executive Vice President)

•	L.J. Peck (Group President)

•	G.T. Singley, III (Group President)

•	J.H. Warner, Jr. (Executive Vice President and former Chief Administrative Officer)

•	D.H. Foley (Executive Vice President and former Chief Engineering and Technology Officer)

The various amounts of direct compensation provided to our Named Executive Officers for fiscal 2007 are set forth in more detail in the tables in this proxy statement under the caption “Executive Compensation.” All information in this analysis and the following tables has been adjusted to reflect the completion in October 2006 of our initial public offering, reorganization merger with our predecessor company (Science Applications International Corporation, which we refer to as “Old SAIC”) and the related declaration and payment of a special dividend, all of which are discussed in further detail under the caption “Executive Compensation.”

Base Salary

We provided our executive officers with a base salary to compensate them for services provided to the Company during the year, which represented the fixed element of direct compensation for fiscal 2007. The fiscal 2007 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	Fiscal 2007 Base Salary

K.C. Dahlberg	$1,000,000
M.W. Sopp	475,000
W.A. Roper, Jr.	450,000
L.J. Peck	385,000
G.T. Singley, III	420,000
J.H. Warner, Jr	450,000
D.H. Foley	460,000

In determining the fiscal 2007 base salaries for our Named Executive Officers and other executives, the Compensation Committee considered the survey data and analysis which indicated that base salaries for our executive officers were generally competitive with that provided by companies in the Compensation Peer Group and in published surveys, including the base salary for our Chief Executive Officer. Following its consideration of this data and other factors, the Committee decided that the fiscal 2007 base salaries for our executive officers would be generally unchanged or modestly increased from the prior fiscal year levels, except for the base salaries for several of our Group Presidents (including Mr. Singley) which were increased in order to provide amounts that were competitive with that provided by our peers. The base salary of our Chief Executive Officer, however, remained unchanged at $1,000,000. While base salaries of our executive officers are set at competitive levels, the Committee believes that a significant portion of our executive officers’ direct compensation should consist of cash and equity incentive awards (described below) which are variable in amount and closely tied to financial and operational results and individual performance.

Cash Incentive Awards

We provided cash incentive awards to our executive officers in fiscal 2007, the amounts of which depended upon the achievement of specific financial, operational and individual performance goals approved by the Compensation Committee. For our Named Executive Officers, the target and maximum bonus amounts for the fiscal 2007 cash incentive awards, and the amounts of the awards actually earned by the officers, were as follows:

Named Executive Officer	Fiscal 2007 Cash Incentive Awards
	Target Bonus	Maximum Bonus	Actual Payout

K.C. Dahlberg	$1,250,000	$1,875,000	$1,325,000
M.W. Sopp	450,000	675,000	440,000
W.A. Roper, Jr	400,000	600,000	378,000
L.J. Peck	350,000	525,000	400,000
G.T. Singley, III	350,000	525,000	300,000

Because Dr. Warner and Dr. Foley ceased serving as executive officers during fiscal 2007, the amounts of cash incentive awards that they actually received was determined by our Chief Executive Officer – not the Compensation Committee – and are therefore not included above.

In the first quarter of fiscal 2007, the Compensation Committee approved the target and maximum bonus amounts for the cash incentive awards and the performance goals and criteria upon which the amounts of the awards would be determined. Following the end of fiscal 2007, the Committee approved the payment of cash incentive awards based upon the achievement of the predetermined goals and criteria. The methodology used by the Compensation Committee in determining these amounts was as follows:

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Target and Maximum Bonus. The Compensation Committee set the target amount of the cash incentive award for each executive at between 50% and 125% of his or her base salary. In approving these targets, the Compensation Committee reviewed and considered the survey data and analysis which indicated that average targets for our cash incentive awards were generally at the market median for companies in the Compensation Peer Group and published surveys, including that for our Chief Executive Officer. In addition, the target amount was structured to comprise a significant portion of an executive’s total cash compensation for the fiscal year. In structuring the components of direct compensation in this way, the Compensation Committee intended that a substantial portion of an executive’s cash compensation for the fiscal year would therefore be “at risk” and dependent on performance during the fiscal year. The actual amount of the bonus was structured to range from 0 to 150% of the target amount, based upon the extent to which performance under each of the criteria was met, exceeded or was below target. However, to the extent that performance was less than 80% as measured against our performance goals, no bonus amount was to be paid.

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Performance Goals. The actual amount of the cash incentive award to be paid at the end of fiscal 2007 was to be determined based upon the achievement of financial, operational and individual performance goals determined at the beginning of the fiscal year. In general, Company performance goals established by the Committee are based upon the stated financial and operating objectives of the Company and operating units. The individual performance goals generally consist of more qualitative objectives established by our Chief Executive Officer and relate to matters such as customer retention and relations, recruiting and training personnel and financial management.

Our Compensation Committee determined that 80% of the fiscal 2007 cash incentive awards for members of corporate executive management (other than our Chief Executive Officer) was to be determined according to the achievement of the following corporate financial performance goals, as measured against our fiscal 2007 financial plan:

•	20% based upon our revenue target
•	25% based upon our operating income target
•	15% based upon our operating income margin target
•	20% based upon our operating cash flow target
•	20% based upon our contract awards target

The remaining 20% of the cash incentive awards for our corporate executives was to be based upon the achievement of individual performance objectives.

For our Chief Executive Officer, 70% of the cash incentive awards was to be determined according to the achievement of the fiscal 2007 corporate financial performance goals described above, with the remaining 30% upon the achievement of individual performance objectives.

For our Group Presidents, 30% of the cash incentive awards was to be determined according to our achievement of the corporate financial and operational performance goals set forth above, with 50% of the award to be determined according to the financial performance of their respective group and 20% to be based upon other personal and operational goals for their group relating to their success obtaining new customers, training and retaining their personnel and certain other financial and operational goals.

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Determination of Award Amounts. Following the end of fiscal 2007, the Compensation Committee reviewed financial and individual performance during the year and approved the cash incentive award payments to be made to our executive officers. In evaluating fiscal 2007 financial performance, the Compensation Committee recognized that the Company exceeded its objectives with respect to operating income margin and operating cash flow but fell short with respect to its objectives regarding revenue, operating income and contract awards. In analyzing individual performance, the Compensation Committee observed that members of management had made significant progress against the Company’s non-financial objectives, including customer retention, reducing employee turnover and the completion of our initial public offering.

In addition to making the cash incentive awards described above, the Compensation Committee also retains the discretion to award additional cash bonus amounts in the event that it feels that our executive officers have demonstrated exceptional performance during the fiscal year. For fiscal 2007, the Compensation Committee awarded additional cash bonuses to certain executive officers, including Mr. Roper and Mr. Sopp, in recognition of their significant efforts in completing our initial public offering and reorganization merger. These additional amounts are set forth under the caption “Executive Compensation – Summary Compensation Table” in the column headed “Bonus.”

Equity Incentive Awards

We provided long-term equity incentive awards to our executive officers comprised of stock options and shares of restricted stock. In March 2006, the Compensation Committee approved the following fiscal 2007 grants to our Named Executive Officers:

Named Executive Officer	Fiscal 2007 Equity Incentive Awards
	Stock Options		Restricted Stock
	Number of Shares Underlying Options	Exercise Price	Dollar Value of Stock Award	Number of Shares Underlying Stock Awards
K.C. Dahlberg	600,000	$14.64	$400,023	18,216
M.W. Sopp	—	—	—	—
W.A. Roper, Jr	120,000	$14.64	100,006	4,554
L.J. Peck	120,000	$14.64	100,006	4,554
G.T. Singley, III	120,000	$14.64	100,006	4,554
J.H. Warner, Jr	75,000	$14.64	100,006	4,554
D.H. Foley	120,000	$14.64	100,006	4,554

Because Mr. Sopp joined us as our Chief Financial Officer at the end of fiscal 2006 and received equity incentive awards at that time, he did not receive additional awards at the beginning of fiscal 2007.

The Compensation Committee grants equity incentive awards to focus our executives on long-term financial performance and increased stockholder value and to motivate the executives to remain with us through the vesting periods for these awards. The amounts of these awards are determined based on market data and vary based upon an executive’s position and responsibilities. Because these equity awards are generally intended to help motivate our executives to stay with the Company and to continue to build stockholder value, the Compensation Committee generally does not consider an executive’s current stock or option holdings in making additional awards, except to the extent that the Committee determines that additional equity awards would further motivate the individual to remain with the Company. The Compensation Committee has determined that stock options (rather than restricted stock) should constitute the majority of the equity incentive awards, since such options only have value to the extent that our stock price appreciates.

Prior to making the fiscal 2007 equity incentive awards to our executive officers, the Compensation Committee reviewed the survey data which indicated that the value of the equity awards issued to our executive officers for the prior fiscal year was slightly higher on average than the median for companies in the Compensation Peer Group and published surveys. The Compensation Committee determined, however, that it was appropriate to continue to grant equity incentive awards with values slightly higher on average than the median when compared to our peers. As indicated above, the survey data indicated that our average base salaries for the prior fiscal year were generally competitive with companies in the Compensation Peer Group and published surveys. Moreover, a substantial portion of the equity incentive awards was comprised of stock option grants which have value only to the extent that our stock price appreciates during the term of the option. In addition, the remaining portion of the equity incentive awards consisted of shares of restricted stock which, like our stock options, vest over a four year period and thus motivate our executives to stay with the Company and build stockholder value.

The fiscal 2007 awards described above were made by Old SAIC prior to the completion of our initial public offering and reorganization merger pursuant to our 1999 Stock Incentive Plan and Amended and Restated 1984 Bonus Compensation Plan. As a result of the reorganization merger, these fiscal 2007 option and restricted stock awards were converted into awards for shares of our class A preferred stock. Since the completion of our initial public offering, equity incentive awards have been issued to our executive officers pursuant to our 2006 Equity Incentive Plan, under which we issue options to purchase shares of common stock and restricted stock comprised of our class A preferred stock.

Stock and Option Grant Practices

Our Compensation Committee is responsible for the administration and operation of our stock option and incentive plans. The following description sets forth those processes and practices that have been adopted in the administration of these plans.

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Timing of Grants. Prior to our initial public offering in October 2006, our stock was not publicly traded and the stock price was determined by the Board of Directors on a quarterly basis. During this time, we generally followed a practice of making option awards on a quarterly basis and making stock awards on a monthly basis. Following the completion of our initial public offering, the Compensation Committee adopted a policy by which all stock and option awards to new and current employees, including our executive officers, would be granted on pre-determined dates approved by the Committee and (to the extent possible) after we have released our annual or quarterly financial results. In connection with this policy, the Compensation Committee selected a date in March 2007 pursuant to which annual equity incentive awards would be made to our executive officers, as well as to our directors and all other eligible employees. In addition, the Committee approved four additional quarterly dates for fiscal 2008 on which any additional equity incentive awards would be made to eligible executive officers or other employees, such as in connection with a new hire, for retention purposes or otherwise. We do not otherwise have any plans or practices regarding the grant of options or stock awards relative to the release of material non-public information.

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Approval of Grants. All stock and option awards to be made to our directors and executive officers must be approved by the Compensation Committee. In addition, our Board has formed a Stock and Acquisition Transactions Committee, of which K.C. Dahlberg, our Chief Executive Officer, is the sole member, and to which it has delegated the authority to approve grants of stock bonuses and options up to certain maximum amounts. In addition, Mr. Dahlberg may further delegate the authority to specified executive officers to approve grants of options up to certain threshold amounts, although he has not done so to date. All awards of stock and options to executives and other employees – whether approved by the Compensation Committee, the Stock and Acquisition Transactions Committee or by executive officers pursuant to delegated authority – are to be made on one of the pre-determined grant dates approved by the Compensation Committee.

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Determination of Grant Value or Exercise Price. The value of any stock grant, as well as the exercise price of any option grant, is determined by reference to the fair market value of the shares, which our 2006 Equity Incentive Plan defines as the closing price of our common stock on the New York Stock Exchange on the previous trading day. Prior to the completion of our initial public offering, the value of shares underlying any stock grant or stock option exercise price was determined under our 1999 Stock Incentive Plan and Amended and Restated 1984 Bonus Compensation Plan by reference to the stock price which was determined by our Board of Directors generally on a quarterly basis. In either case, however, because stock options granted both before and after the completion of our initial public offering have been granted at fair market value, they only have value to the extent that the price of our common stock increases during the term of the option. Our stock option and restricted stock awards vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the dates of grant, respectively.

Stock Ownership Guidelines and Policies

We encourage our employees to have significant holdings in our stock so that they are motivated to maximize our long-term performance and stock value. Under stock ownership guidelines we have established, all executive officers are expected to acquire and maintain stockholdings in an amount equal to five times their base salary within seven years. For purposes of calculating an individual’s holdings, we include vested shares, including those held in our deferred compensation and retirement plans, as well as the in-the-money value of stock options. After an individual attains his or her minimum stockholdings during this initial seven-year period, we expect that he or she will retain enough shares from option exercises such that vested option equivalents will no longer be considered in determining their ownership multiple.

In addition to these ownership guidelines, we have also established policies for our executive officers relating to certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations and also create an appearance of impropriety. For example, our executive officers are not permitted to engage in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. In addition, our executive officers are required to preclear certain other transactions in our securities, such as pledge and margin transactions, as well as other hedging transactions, such as cashless collars or forward contracts.

Other Benefits Provided in Fiscal 2007

In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:

Health and Welfare Benefits

Our executive officers are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. In addition to disability benefits that we generally make available to all of our employees, we have agreed to provide our Chief Executive Officer with disability payments in an amount up to 70% of his then-current salary if he is disabled prior to his reaching age 65. We believe that these health and welfare benefits are reasonable in scope and amount and are typically offered by other companies against which we compete for executive talent.

Retirement Benefits

Our executive officers are entitled to participate in our retirement plans that are generally available to all eligible employees. The Compensation Committee believes that these retirement programs permit our executives to save for their retirement in a tax-effective manner at minimal cost to us and are of the kind typically offered by other companies against which we compete for executive talent.

•

SAIC Retirement Plan. We maintain the SAIC Retirement Plan, which is a combined 401(k) plan and employee stock ownership plan, or ESOP. The plan allows eligible participants to defer a portion of their income through payroll deductions, and we currently provide a matching 50% contribution for each dollar an employee contributes to the plan, up to 6% of the employee’s eligible compensation. In addition, we also have the discretion to provide profit sharing and ESOP contributions, which historically have been comprised of cash or stock contributions to the plan for the benefit of plan participants based upon amounts determined annually by our Board of Directors. Beginning with the contributions made with respect to fiscal 2007, all Company contributions to the plan will be made in cash. Participants’ interests in our matching, discretionary profit sharing and ESOP contributions vest in equal proportionate amounts over five years and become fully vested (regardless of when contributed) upon the participant’s having completed five years of service, reaching age 59  1/2, permanent disability or death. Any participant who is 59  1/2 or older may elect to take a distribution from the plan in the form of shares of our common stock from the balances of their account invested in our stock.

•

Deferred Compensation Plans. We maintain two deferred compensation plans, the Keystaff Deferral Plan and the Key Executive Stock Deferral Plan. The Keystaff Deferral Plan allows eligible participants to elect to defer all or a portion of any cash or vested equity incentive awards granted to them under our cash incentive or stock plans. We make no contributions to participant accounts under the Keystaff Deferral Plan, although participant deferrals, which are reflected in dollars, earn interest during the deferral period. Distributions under the Keystaff Deferral Plan are made to participants in cash. The Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of any cash or equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals generally correspond to units representing shares of our class A preferred stock. Shares equivalent to deferrals may be deposited to a rabbi trust to fund benefits for participants. We make no contributions to participant accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are made to participants in shares of class A preferred stock corresponding to the number of units they hold. Deferred balances under either plan will generally be paid upon retirement or termination.

•

Stock Compensation Plans. We maintain two stock compensation plans, the Stock Compensation Plan, which is an unfunded compensation arrangement designed to allow us to make deferred stock awards to selected employees, and our Management Stock Compensation Plan, which is an unfunded compensation arrangement designed to allow us to make deferred stock awards to a select group of management. Following the making of an award under either plan, we may elect to contribute shares of our class A preferred stock to a rabbi trust in an amount that generally corresponds to the number of share units credited to participants’ accounts. Each award is subject to a vesting schedule not to exceed seven years. The unvested portion of an awardee’s account is forfeited upon termination of employment but becomes fully vested and will be immediately distributed upon the occurrence of a change in control, as defined in the plan. Although certain members of management have been issued awards under our stock compensation plans in prior fiscal years, we did not issue any awards to our executive officers in fiscal 2007 and the Compensation Committee currently does not expect that awards will be issued to them in future years.

•

Continued Vesting on Restricted Stock and Options for Retirees. Under a continued vesting program that we have implemented, certain qualifying retirees, including our directors and executive officers, may continue holding and vesting in their stock options and shares of restricted stock (including units held in the Key Executive Stock Deferral Plan) issued after July 1, 2004, if they have held such securities for at least 12 months prior to retirement. Qualifying retirement is defined as terminating service with us (i) after age 59 1/2 with at least ten years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. Our directors and executive officers who retire after reaching the applicable mandatory retirement age, however, will be allowed to continue to vest in such awards without regard to the one-year holding requirement. We have the right to terminate this continued vesting in certain circumstances.

Perquisites and Personal Benefits

We do not provide substantial perquisites and personal benefits to our executive officers that are not otherwise available to other employees, such as company cars, permanent lodging or personal security. In fiscal 2007, we provided our executive officers up to $14,500 for financial planning and tax preparation services, which we believe helped our executives minimize the amount of their personal time used in connection with these matters and are benefits generally provided by peer companies against whom we compete for talent. In addition, during fiscal 2007 we either paid or reimbursed certain modest costs incurred by our Named Executive Officers for airline club and social club memberships.

In determining overall compensation for fiscal 2008, our Compensation Committee has reevaluated the perquisites and personal benefits we provide to our executive officers and has decided to cease offering financial planning and tax preparation services in the future, as well as the reimbursement of costs for social club memberships.

Dividend Compensation

In October 2006, prior to our reorganization merger with Old SAIC, the board of directors of Old SAIC declared a special cash dividend on shares of Old SAIC common stock, which was paid in November 2006. Dividends paid on shares of Old SAIC restricted stock, as well as units corresponding to shares of Old SAIC common stock held in a rabbi trust for the Management Stock Compensation Plan, the Stock Compensation Plan and the Key Executive Stock Deferral Plan, constituted compensation received by the recipients, taxable at ordinary income rates.

Our directors and executive officers were entitled to receive the special dividend based on their respective holdings of Old SAIC common stock on the same terms and conditions as all other stockholders. However, because a portion of the special dividend paid to our directors and executive officers constituted compensation to them under applicable federal tax requirements, we have included this amount in this proxy statement under the caption “Executive Compensation” in the Summary Compensation Table in the column headed “All Other Compensation.” As a result, this special dividend significantly influenced the composition of our Named Executive Officers for fiscal 2007. Prior to this special dividend, we had never declared or paid any cash dividends on our capital stock, nor do we expect to do so in the foreseeable future. As a result, we do not expect that cash dividends will significantly influence the composition of our Named Executive Officers in the future.

Potential Change in Control Benefits

We have entered into severance protection agreements with our executive officers that would provide them with certain payments and benefits in the event that their employment were to be involuntarily terminated following an acquisition of the Company. We believe that these agreements provide an important benefit to the Company by helping alleviate any concern the executives might have during a potential change in control of the Company and permitting them to focus their attention on completing a pending acquisition. In addition, we believe that these agreements are an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.

These severance protection agreements renew for successive one-year terms each year, unless not later than October 31st of the prior year either we or the executive officer decides not to extend the term of the agreement. This annual term permits our Compensation Committee to regularly review the amount of benefits that would be provided to our executive officers in connection with a change in control and to consider whether to continue providing such benefits. During fiscal 2007, our Compensation Committee determined not to renew the severance protection agreements that we had entered into with our executive officers from time to time beginning on September 1, 2005 and decided to enter into new severance protection agreements on modified terms. As a result, the prior agreements expired according to their terms on December 31, 2006 and the new agreements became effective on January 1, 2007. Each of the new agreements is in substantially the same form and contains substantially similar terms as the prior agreements, except that we reduced the amount of cash severance benefits to be paid upon a change in control. In addition, the agreements were revised to automatically terminate upon the occurrence of certain events, such as a change in the officer’s status, position or responsibilities, in order to permit the Compensation Committee to consider whether to continue providing such benefits.

In addition to the benefits provided by the severance protection agreements, the terms of our equity incentive and deferred compensation plans provide for accelerated vesting upon the occurrence of a change in control. Outstanding stock options, awards and units issued by Old SAIC under its predecessor plans–including the 1999 Stock Incentive Plan, Amended and Restated 1984 Bonus Compensation Plan, Key Executive Stock Deferral Plan, Management Stock Compensation Plan and Stock Compensation Plan—become fully vested upon the occurrence of a change in control. Our 2006 Equity Incentive Plan, under which we have issued stock and option awards since the completion of our initial public offering and reorganization merger, generally provides that vesting will accelerate if the holder is involuntarily terminated within 18 months following a change in control. The terms of the 2006 Equity Incentive Plan are set forth in further detail in “Proposal IV—Approval of Material Terms of and Certain Amendments to our 2006 Equity Incentive Plan.” These acceleration provisions are generally applicable to all grants of options or restricted stock made to all of our employees, including our executive officers.

Other than the change in control benefits described above, we do not offer any kind of severance benefits to our executive officers. In addition, our executive officers are employees-at-will and as such do not have any employment agreements with us, other than standard employee offer letters.

Tax and Accounting Considerations

We attempt to provide compensation that is structured, to the extent possible, to maximize favorable accounting, tax and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the Chief Executive Officer and the other four highest paid executive officers. Qualified performance-based compensation will not be subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. As indicated above, a portion of our cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals, which permits us to deduct such amounts pursuant to Section 162(m). In addition, under “Proposal IV – Approval of Material Terms of and Certain Amendments to our 2006 Equity Incentive Plan”, we are seeking stockholder approval of certain matters for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company and our stockholders.

Nonqualified Deferred Compensation

As described above, we currently offer deferral plans and other arrangements designed to provide deferred compensation to our executives. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Our deferred compensation plans and arrangements have been restated to comply in good faith with these new rules and we will review these arrangements again during calendar 2007 to ensure their compliance with final deferred compensation regulations issued in April 2007. In addition, there is currently legislation pending in Congress that, if passed, could limit the amount that could be deferred by our executives to the lesser of $1,000,000 or their “average annual compensation” over specified prior tax years. We will continue to monitor these and other legislative developments as we design our deferred compensation arrangements.

Accounting for Stock-Based Compensation

We adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment,” on February 1, 2006, which requires that we recognize as compensation expense the fair value of all stock-based awards, including stock options, granted to employees and others in exchange for services over the requisite service period. We adopted SFAS No. 123(R) using the modified prospective transition method for stock-based awards granted after September 1, 2005, the date we made our initial filing with the Securities and Exchange Commission for our initial public offering. For more information regarding our application of SFAS No. 123(R), please refer to “Note 1. Summary of Significant Accounting Policies – Stock Based Compensation” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 12, 2007.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

W.H. Demisch

A.K. Jones

H.M.J. Kraemer, Jr.

E.J. Sanderson, Jr.

March 30, 2007

EXECUTIVE COMPENSATION

The following tables set forth information regarding certain cash, incentive, equity and other compensation earned during the end of fiscal 2007 by (i) our Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, (iii) our three other most highly-compensated executive officers for fiscal 2007, (iv) our Executive Vice President and former Chief Administrative Officer and (v) our Executive Vice President and former Chief Engineering and Technology Officer. We refer to these executives in this proxy statement as our “Named Executive Officers.” Effective as of June 2, 2007, G.T. Singley, III resigned as a Group President in connection with his upcoming retirement and L.J. Peck resigned as a Group President but will continue to serve as an Executive Vice President.

Introductory Note Regarding Reorganization Merger and Special Cash Dividend

In October 2006, in connection with becoming a publicly-traded company, we completed a reorganization merger pursuant to which our predecessor company, Science Applications International Corporation (which we refer to as “Old SAIC”), became our wholly-owned subsidiary and shares of Old SAIC common stock were exchanged for shares of our class A preferred stock. Prior to this reorganization merger, the board of directors of Old SAIC declared a special cash dividend on shares of Old SAIC common stock, which was paid in November 2006. As a result of these transactions, outstanding stock and option awards previously issued by Old SAIC under its equity incentive and deferred compensation plans for shares of Old SAIC common stock were converted into awards for shares of our class A preferred stock and the number and exercise prices of outstanding options were proportionately adjusted for the reorganization merger and the payment of the special dividend. These prior awards were issued by Old SAIC under its predecessor plans, including the 1999 Stock Incentive Plan, the Amended and Restated 1984 Bonus Compensation Plan, the Key Executive Stock Deferral Plan, the Management Stock Compensation Plan and the Stock Compensation Plan.

All information in the following tables with respect to stock and option awards issued under these predecessor plans has been adjusted to reflect this exchange and the declaration and payment of the special dividend. For more information regarding the initial public offering, reorganization merger and special dividend, please refer to “Note 1. Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 12, 2007.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers for service to the Company during fiscal 2007, whether or not such amounts were paid in such year:

Name and principal position	Year	Salary(1)	Bonus(2)	Stock awards(3)	Option awards(3)	Non-equity incentive plan compensation	All other compensation(4)	Total
K.C. Dahlberg Chairman and Chief Executive Officer	2007	$1,000,000	—	$859,381	$2,263,425	$1,325,000	$1,544,160(5)	$6,991,966

M.W. Sopp Executive Vice President and Chief Financial Officer	2007	474,038	$60,000	25,003	224,849	440,000	41,233(6)	1,265,123

W.A. Roper, Jr Executive Vice President	2007	467,308	37,000	250,075	1,560,710	378,000	2,811,017(7)	5,504,110

L.J. Peck (8) Group President	2007	384,423	—	178,230	1,134,984	400,000	521,630(9)	2,619,267

G.T. Singley, III (10) Group President	2007	418,269	—	161,100	1,189,276	300,000	157,986(11)	2,226,631

J.H. Warner, Jr. (12) Executive Vice President and former Chief Administrative Officer	2007	450,000	50,000	196,200	1,428,689	450,000	726,855(13)	3,301,744

D.H. Foley (14) Executive Vice President and former Chief Engineering and Technology Officer	2007	459,231	—	216,762	1,668,033	425,000	309,467(15)	3,078,493

(1)	This column includes amounts paid in lieu of accrued and unused comprehensive leave time.

(2)	This column includes amounts awarded to our Named Executive Officers in special recognition for their efforts in completing our initial public offering and reorganization merger. All other cash bonuses awarded to our Named Executive Officers for their service in fiscal 2007 are included under “Non-equity incentive plan compensation.”

(3)

These columns reflect the dollar amounts that were recognized in fiscal 2007 for financial statement reporting purposes under SFAS 123(R) with respect to stock and option awards granted to our Named Executive Officers in and prior to fiscal 2007. In addition, because we adopted SFAS 123(R) utilizing the prospective method for stock-based awards granted prior to September 1, 2005 (the date we made our initial filing with the SEC for our initial public offering), for purposes of this Summary Compensation Table we have computed and determined the associated value for option awards granted prior to September 1, 2005 as if we had adopted SFAS 123(R) utilizing the modified prospective method for those awards. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, please refer to Note 1 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 12, 2007.

Because these amounts reflect accounting expenses for these awards, they do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

(4)	This column includes the following amounts with respect to our Named Executive Officers:

•

the amounts of the special cash dividend paid to our Named Executive Officers in connection with our initial public offering with respect to shares of our restricted stock held directly by them or stock units held in their accounts under our Key Executive Stock Deferral Plan or Management Stock Compensation Plan;

•	matching funds and profit sharing and ESOP contributions made by us on their behalf into the SAIC Retirement Plan;

•	any amounts paid or reimbursed by us with respect to financial planning and tax preparation services and

•	any amounts paid or reimbursed by us with respect to airline or social club memberships.

(5)	With respect to Mr. Dahlberg, this amount includes: (a) $1,515,765 in special cash dividend and (b) $14,805 in matching funds and profit sharing and ESOP contributions.

(6)	With respect to Mr. Sopp, this amount includes: (a) $34,575 in special cash dividend and (b) $6,657 in matching funds.

(7)	With respect to Mr. Roper, this amount includes: (a) $2,770,200 in special cash dividend and (b) $14,712 in matching funds and profit sharing and ESOP contributions.

(8)	Effective as of June 2, 2007, Mr. Peck resigned as a Group President but will continue to serve as an Executive Vice President.

(9)	With respect to Mr. Peck, this amount includes: (a) $506,790 in special cash dividend and (b) $14,840 in matching funds and profit sharing and ESOP contributions.

(10)	Effective as of June 2, 2007, Mr. Singley resigned as a Group President in connection with his upcoming retirement.

(11)	With respect to Mr. Singley, this amount includes: (a) $126,210 in special cash dividend and (b) $14,750 in matching funds and profit sharing and ESOP contributions.

(12)	Dr. Warner resigned as our Chief Administrative Officer, effective July 14, 2006, as a result of reaching the mandatory retirement age for executive officers.

(13)	With respect to Dr. Warner, this amount includes: (a) $691,710 in special cash dividend and (b) $14,805 in matching funds and profit sharing and ESOP contributions.

(14)	Dr. Foley resigned as our Chief Engineering and Technology Officer, effective January 10, 2007.

(15)	With respect to Dr. Foley, this amount includes: (a) $279,636 in special cash dividend and (b) $14,090 in matching funds and profit sharing and ESOP contributions.

Grants of Plan-Based Awards

The following table sets forth information regarding the cash and equity incentive awards made to our Named Executive Officers in fiscal 2007 pursuant to our 1999 Stock Incentive Plan and our Amended and Restated 1984 Bonus Compensation Plan, including with respect to awards deferred into our Key Executive Stock Deferral Plan:

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards; number of shares of stock or units		All other option awards; number of securities underlying options(4)	Exercise or base price of option awards(5)	Grant date fair value of stock and option awards
		Threshold	Target	Maximum	Vested stock or vested stock units(2)	Restricted stock or restricted stock units(3)
K.C. Dahlberg	3/21/06	$250,000	$1,250,000	$1,875,000	—	—	—	—	—
	3/21/06	—	—	—	10,000	—	—	—	$357,355
	3/21/06	—	—	—	—	18,216	—	—	400,023
	3/21/06	—	—	—	—	—	600,000	$14.64	2,870,040

M.W. Sopp	3/21/06	90,000	450,000	675,000	—	—	—	—	—
	3/21/06	—	—	—	585	—	—	—	20,000

W.A. Roper, Jr	3/21/06	80,000	400,000	600,000	—	—	—	—	—
	3/21/06	—	—	—	2,341	—	—	—	80,000
	3/21/06	—	—	—	—	4,554	—	—	100,006
	3/21/06	—	—	—	—	—	120,000	$14.64	574,008

L.J. Peck	3/21/06	70,000	350,000	525,000	—	—	—	—	—
	3/21/06	—	—	—	2,345	—	—	—	70,000
	3/21/06	—	—	—	—	4,554	—	—	100,006
	3/21/06	—	—	—	—	—	120,000	$14.64	574,008

G.T. Singley, III	3/21/06	70,000	350,000	525,000	—	—	—	—	—
	3/21/06	—	—	—	3,087	—	—	—	100,000
	3/21/06	—	—	—	—	4,554	—	—	100,006
	3/21/06	—	—	—	—	—	120,000	$14.64	574,008

J.H. Warner, Jr	3/21/06	60,000	300,000	450,000	—	—	—	—	—
	3/21/06	—	—	—	—	4,554	—	—	100,006
	3/21/06	—	—	—	—	—	75,000	$14.64	358,755

D.H. Foley	3/21/06	80,000	400,000	600,000	—	—	—	—	—
	3/21/06	—	—	—	2,493	—	—	—	80,000
	3/21/06	—	—	—	911	—	—	—	20,000
	3/21/06	—	—	—	—	4,554	—	—	100,006
	3/21/06	—	—	—	—	—	120,000	$14.64	574,008

(1)	Amounts in these columns represent the threshold, target and maximum amounts of cash incentive awards that were payable to our Named Executive Officers in fiscal 2007. The target amounts for the cash incentive awards were equal to between 50% and 125% of a Named Executive Officer’s base salary for fiscal 2007. The threshold amounts represented 20% of the target amounts (the minimum amounts that were payable under our cash incentive awards) and the maximum amounts represented 150% of the target amount. The actual amounts that were paid to our Named Executive Officers with respect to fiscal 2007 are set forth in the table entitled “Summary Compensation Table” under the column headed “Non-equity incentive plan compensation.” Because each of Dr. Warner and Dr. Foley ceased serving as executive officers prior to the end of fiscal 2007, the amount of cash awards that they actually received was determined by our Chief Executive Officer.

(2)

Amounts in this column represent the number of shares of class A preferred stock underlying vested stock or vested stock units issued to our Named Executive Officers in fiscal 2007 in recognition for services provided for fiscal 2006. Prior to fiscal 2007, a portion of the Company’s annual short-term incentive awards consisted of shares of vested stock. In calculating the number of shares of vested stock or vested stock units issued to each of the Named Executive Officers, the Company withheld applicable taxes from the dollar value of the award and issued a resulting number of shares or units.

Under our Key Executive Stock Deferral Plan, our Named Executive Officers may elect to defer all or a portion of any equity incentive award into stock units that correspond to shares of our class A preferred stock. With respect to the information set forth in the column, D.H. Foley deferred a portion of his vested stock award into 911 corresponding stock units in our Key Executive Stock Deferral Plan. This vested award is also reflected in the table under the caption “Nonqualified Deferred Compensation” below.

(3)	Amounts in this column represent the number of shares of class A preferred stock underlying restricted stock or restricted stock units issued to our Named Executive Officers as part of the equity incentive awards issued in fiscal 2007. Our Key Executive Stock Deferral Plan allows our Named Executive Officers to elect to defer all or a portion of their equity incentive awards granted under our stock plans into stock units. All restricted stock and restricted stock units issued to our Named Executive Officers vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. With respect to the information set forth in the column, the following Named Executive Officers deferred their awards into the following number of corresponding restricted stock units in our Key Executive Stock Deferral Plan: (a) K.C. Dahlberg, 18,216; (b) W.A. Roper, Jr., 4,554; (c) G.T. Singley, 4,554; (d) J.H. Warner, Jr., 4,554 and (e) D.H. Foley, 4,554.

(4)	Amounts in this column represent the number of shares of class A preferred stock underlying options issued to our Named Executive Officers during fiscal 2007. All such options vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(5)	Amounts in this column reflect the exercise prices of options granted to our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and restricted stock awards issued pursuant to our 1999 Stock Incentive Plan and Amended and Restated 1984 Bonus Compensation Plan that were held by our Named Executive Officers at the end of fiscal 2007, including awards previously deferred under our Key Executive Stock Deferral Plan:

Name	Option awards(1)				Stock awards
	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)	Option exercise price	Option expiration date	Number of shares of stock or units that have not vested		Market value of shares of stock or units that have not vested(4)
					Restricted stock(2)	Restricted stock units(3)
K.C. Dahlberg	404,991	269,997	$10.60	11/02/08	—	97,689	$1,812,130
	35,999	53,999	$12.17	3/07/09	—	—	—
	35,998	53,999	$12.45	5/18/09	—	—	—
	119,992	479,979	$13.52	3/31/10	—	—	—
	—	600,000	$14.64	3/20/11	—	—	—

M.W. Sopp	38,997	155,990	$14.46	12/05/10	—	3,688	68,412

W.A. Roper, Jr.	134,998	90,000	$9.53	4/09/08	—	18,808	348,888
	71,998	107,999	$12.17	4/01/09	—	—	—
	32,998	131,994	$13.52	3/31/10	—	—
	—	120,000	$14.64	3/20/11	—	—

L.J. Peck	—	17,999	$9.53	3/24/08	10,164	—	188,542
	—	53,999	$12.17	4/01/09	—	—	—
	—	95,995	$13.52	3/31/10	—	—	—
	—	120,000	$14.64	3/20/11	—	—	—

G.T. Singley, III	50,999	—	$10.98	3/26/07	3,044	—	56,466
	26,999	18,000	$9.53	3/24/08	—	7,119	132,039
	35,999	53,999	$12.17	4/01/09	—	—	—
	26,998	107,995	$13.52	3/31/10	—	—	—
	—	120,000	$14.64	3/20/11	—	—	—

J.H. Warner, Jr.	80,999	54,000	$9.53	4/09/08	—	15,282	283,481
	59,999	89,999	$12.17	4/01/09	—	—	—
	32,998	131,994	$13.52	3/31/10	—	—	—
	—	75,000	$14.64	3/20/11	—	—	—

D.H. Foley	120,142	—	$10.98	3/26/07	2,798	—	51,903
	116,998	78,000	$9.53	4/09/08	—	12,509	232,042
	83,998	125,999	$12.17	4/01/09		—	—
	38,998	155,993	$13.52	3/31/10	—	—	—
	—	120,000	$14.64	3/20/11	—	—	—

(1)	Information in this column relates to options to purchase shares of class A preferred stock held by our Named Executive Officers at the end of fiscal 2007. All such options were granted five years prior to the date immediately following their respective expiration dates (for example, options with an expiration date of 11/02/08 were originally granted on 11/03/03, options with an expiration date of 3/07/09 were originally granted on 3/08/04, etc.) and vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2)	Information in this column relates to shares of our class A preferred stock underlying restricted stock awards held by our Named Executive Officers at the end of fiscal 2007. All shares of restricted stock vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

At the end of fiscal 2007, our Named Executive Officers held the following number of shares of restricted stock in which they had not yet vested: (a) L.J. Peck: (i) 1,400 shares relating to an award granted on 3/25/03; (ii) 1,644 shares relating to an award granted on 4/02/04; (iii) 2,566 shares relating to an award granted on 4/01/05 and (iv) 4,554 shares relating to an award granted on 3/21/06; (b) G.T. Singley, III: (i) 1,400 shares relating to an award granted on 3/25/03 and (ii) 1,644 shares relating to an award granted on 4/02/04 and (c) D.H. Foley: 2,798 shares relating to an award granted on 4/10/03.

(3)	Information in this column relates to restricted stock units held by our Named Executive Officers at the end of fiscal 2007 in our Key Executive Stock Deferral Plan. All restricted stock units vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

At the end of fiscal 2007, our Named Executive Officers held the following number of restricted stock units in which they had not yet vested: (a) K.C. Dahlberg: (i) 67,636 units relating to an award granted on 11/03/03; (ii) 11,837 units relating to an award granted on 4/01/05 and (iii) 18,216 units relating to an award granted on 3/21/06; (b) M.W. Sopp: 3,688 units relating to an award granted on 11/28/05; (c) W.A. Roper, Jr.: (i) 4,196 units relating to an award granted on 4/10/03; (ii) 4,928 units relating to an award granted on 4/02/04; (iii) 5,130 units relating to an award granted on 4/01/05 and (iv) 4,554 units relating to an award granted on 3/21/06; (d) G.T. Singley, III: (i) 2,565 units relating to an award granted on 4/01/05 and (ii) 4,554 units relating to an award granted on 3/21/06; (e) J.H. Warner, Jr.: (i) 3,497 units relating to an award granted on 4/10/03; (ii) 3,286 units relating to an award granted on 4/02/04; (iii) 3,946 units relating to an award granted on 4/01/05 and (iv) 4,554 units relating to an award granted on 3/21/06 and (f) D.H. Foley: (i) 3,614 units relating to an award granted on 4/02/04; (ii) 4,341 units relating to an award granted on 4/01/05 and (iii) 4,554 units relating to an award granted on 3/21/06.

Any restricted stock awards previously deferred by our Named Executive Officers are also reflected in the table under the caption “Nonqualified Deferred Compensation” below.

(4)	The market value of the shares of restricted stock or restricted stock units for class A preferred stock is based upon $18.55, the closing price of our common stock on the New York Stock Exchange on January 31, 2007. Shares of our class A preferred stock are not listed on a public trading market but are convertible (subject to certain restrictions) into shares of our common stock on a one-for-one basis.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised and shares of class A preferred stock acquired upon vesting by our Named Executive Officers during fiscal 2007:

Name	Option awards		Stock awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting		Value realized on vesting
			Restricted stock(1)	Restricted stock units(2)
K.C. Dahlberg	—	—	—	36,777	$724,773

M.W. Sopp	—	—	—	922	17,426

W.A. Roper, Jr	469,998	$3,467,841	—	7,451	163,628

L.J. Peck	46,000	278,360	3,100	—	68,076

G.T. Singley, III	—	—	1,854	—	40,714
	—	—	—	641	14,080

J.H. Warner, Jr	120,000	859,800	2,732	—	59,995
	—	—	—	4,742	104,134

D.H. Foley	104,856	713,723	3,828	—	84,063
	—	—	—	2,290	50,288

(1)	Information in this column relates to shares of our class A preferred stock underlying stock awards in which our Named Executive Officers vested in fiscal 2007. All shares of restricted stock vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2)	Information in this column relates to restricted stock units for class A preferred stock in our Key Executive Stock Deferral Plan in which our Named Executive Officers vested in fiscal 2007. All restricted stock units vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. Any restricted stock awards previously deferred by our Named Executive Officers are reflected in the table under the caption “Nonqualified Deferred Compensation” below.

Nonqualified Deferred Compensation

We provided benefits to our Named Executive Officers during fiscal 2007 under the following nonqualified deferred compensation plans, which are summarized below:

•

Deferred Compensation Plans. We maintain two deferred compensation plans, the Keystaff Deferral Plan and the Key Executive Stock Deferral Plan. The Keystaff Deferral Plan allows eligible participants to elect to defer all or a portion of any cash or vested equity incentive awards granted to them under our cash incentive or stock incentive plans. We make no contributions to participant accounts under the Keystaff Deferral Plan, although participant deferrals, which are reflected in dollars, earn interest during the deferral period. Distributions under the Keystaff Deferral Plan are then made to participants in cash. The Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their cash or equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals generally correspond to share units of our class A preferred stock. Shares equivalent to deferrals may be deposited to a rabbi trust to fund benefits for participants. We make no contributions to participant accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are then made to participants in shares of class A preferred stock corresponding to the number of units held for the participant. Deferred balances under either plan will generally be paid upon retirement or termination.

•

Management Stock Compensation Plan. The Management Stock Compensation Plan is an unfunded compensation arrangement established to allow us to make deferred stock awards to a select group of management. Following the making of an award, we may elect to contribute shares of our class A preferred stock to a rabbi trust in an amount that generally corresponds to the number of share units credited to participants’ accounts. Each award is subject to a vesting schedule not to exceed seven years. The unvested portion of an awardee’s account is forfeited upon termination of employment but becomes fully vested and will be immediately distributed upon the occurrence of a change in control, as defined by the plan. Each distribution is made in the form of class A preferred stock. For awards made prior to calendar 2006, an awardee may generally elect to have the vested portion of his or her account distributed within a reasonable period of time following the date it becomes vested or the awardee’s employment terminates. For awards made after January 1, 2006, participants will generally receive a distribution of their award following termination or retirement.

The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals through our nonqualified deferred compensation plans:

Name	Plan	Executive contributions(1)	Aggregate earnings or losses(2)	Aggregate withdrawals/ distributions	Aggregate balance at fiscal year end(3)
K.C. Dahlberg	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	$400,023	$(689,167)	—	$3,748,992
	Management Stock Compensation Plan	—	—	—	—

M.W. Sopp	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	—	(15,720)	—	85,516
	Management Stock Compensation Plan	—	—	—	—

Name	Plan	Executive contributions(1)	Aggregate earnings or losses(2)	Aggregate withdrawals/ distributions	Aggregate balance at fiscal year end(3)
W.A. Roper, Jr.	Keystaff Deferral Plan	—	31,260	—	680,473
	Key Executive Stock Deferral Plan	100,006	(1,170,503)	—	6,367,399
	Management Stock Compensation Plan	—	(89,014)	—	484,229

L.J. Peck	Keystaff Deferral Plan	—	4,007	—	87,236
	Key Executive Stock Deferral Plan	—	(195,761)	—	1,064,918
	Management Stock Compensation Plan	—	—	—	—

G.T. Singley, III	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	100,006	(38,192)	—	207,760
	Management Stock Compensation Plan	—	—	$51,086	—

J.H. Warner, Jr.	Keystaff Deferral Plan	49,897	107,815	—	2,225,997
	Key Executive Stock Deferral Plan	100,006	(314,497)	—	1,720,829
	Management Stock Compensation Plan	—	—	—	—

D.H. Foley	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	120,006	(70,487)	—	383,442
	Management Stock Compensation Plan	—	(47,112)	—	256,287

(1)	With respect to the Keystaff Deferral Plan, the amount in this column for Dr. Warner represents the dollar value of a vested equity incentive award issued in fiscal 2007 under our Amended and Restated 1984 Bonus Compensation Plan for services performed in fiscal 2006, which he deferred into the plan.

With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the dollar value of the following shares of vested and/or restricted stock in the form of our class A preferred stock issued in fiscal 2007 under our Amended and Restated 1984 Bonus Compensation Plan for services performed by our Named Executive Officers in fiscal 2006, which they deferred into the plan: (a) K.C. Dahlberg, 18,216 shares of restricted stock; (b) W.A. Roper, Jr., 4,554 shares of restricted stock; (c) G.T. Singley, 4,554 shares of restricted stock; (d) J.H. Warner, Jr., 4,554 shares of restricted stock and (e) D.H. Foley, 911 vested shares and 4,554 shares of restricted stock. These awards were originally made by our predecessor company, Science Applications International Corporation, prior to the completion of our initial public offering and reorganization merger in October 2006 and have been adjusted to reflect the exchange for shares of our class A preferred stock. As a result, the value of the corresponding shares was determined by reference to $21.96, the stock price (as adjusted) as determined by the board of directors of Science Applications International Corporation. All shares of restricted stock vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2)	With respect to the Keystaff Deferral Plan, amounts in this column represent interest earned during fiscal 2007 with respect to cash amounts previously deferred based on the Moody’s Seasoned Corporate Bond Rate (5.59% in 2006).

With respect to the Key Executive Stock Deferral Plan and Management Stock Compensation Plan, amounts in this column represent the aggregate increases or decreases in value of stock units corresponding to shares of our class A preferred stock during fiscal 2007. The market value of the shares of class A preferred stock is based upon $18.55, the closing price of our common stock on the New York Stock Exchange on January 31, 2007. Shares of our class A preferred stock are not listed on a public trading market but are convertible (subject to certain restrictions) into shares of our common stock on a one-for-one basis.

The stock units held in the accounts of the Named Executive Officers were originally granted by our predecessor company, Science Applications International Corporation, prior to the completion of our initial public offering and reorganization merger in October 2006 and the declaration and payment of a special cash dividend to all stockholders, including plan participants. As a result, any aggregate losses with respect to a participant’s account reflect, in significant part, the payment of this special cash dividend amount directly to plan participants and the associated adjustment to the trading price of our common stock.

(3)	Amounts in this column represent the value of the holders’ accounts at the end of fiscal 2007. With respect to the Key Executive Stock Deferral Plan and Management Stock Compensation Plan, the amounts represent the value of stock units corresponding to shares of class A preferred stock held by the Named Executive Officers by reference to $18.55, the closing price of our common stock on the New York Stock Exchange on the last trading date of fiscal 2007. With respect to our Key Executive Stock Deferral Plan, our Named Executive Officers held the following number of stock units at the end of fiscal 2007: (a) K.C. Dahlberg, 202,102; (b) M.W. Sopp, 4,610; (c) W.A. Roper, Jr., 343,256; (d) L.J. Peck, 57,408; (e) G.T. Singley, III, 11,200; (f) J.H. Warner, Jr., 92,228 and (g) D.H. Foley, 20,671. With respect to our Management Stock Compensation Plan, our Named Executive Officers held the following number of stock units at the end of fiscal 2007: (a) W.A. Roper, Jr., 26,104 and (b) D.H. Foley, 13,816.

Potential Payment Upon a Change in Control

We have entered into the following agreements and arrangements with our Named Executive Officers that would provide them with certain payments and benefits in the event that the Company is subject to a change in control, which are described below:

•

Severance Protection Agreements. We have entered into severance protection agreements with each of our executive officers, including each of the Named Executive Officers (other than Dr. Warner), which provide that if the officer is involuntarily terminated without cause or resigns for good reason within a 24 month period following a change in control, he or she will be entitled to receive all accrued salary and a pro rata bonus for the year of termination, plus a single lump sum payment equal to two-and-one-half times the officer’s then current salary and bonus amount. The officer will also receive such life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits as are provided to other similarly situated executives who continue to be employed for the 36 months following termination and up to 12 months of outplacement counseling. In order to receive the lump-sum payment and the 36 months of continued benefits, the Named Executive Officer is required to execute a written release in favor of the Company. The officer is not entitled to receive a “gross up” payment to account for any excise tax that might be payable under the Internal Revenue Code, and the amount of the payments may be reduced by the Company to the extent necessary to avoid an excise tax.

•

Stock Incentive and Deferred Compensation Plans. Under the terms of our stock incentive and deferred compensation plans, all unvested stock, options and deferred compensation awards held by all participants under those plans, including our Named Executive Officers, are subject to accelerated vesting upon the occurrence of a change in control. Outstanding stock options, awards and units that Old SAIC issued to the Named Executive Officers under its predecessor plans–including the 1999 Stock Incentive Plan, Amended and Restated 1984 Bonus Compensation Plan, Key Executive Stock Deferral Plan and Management Stock Compensation Plan–become fully vested upon the occurrence of a change in control. Our 2006 Equity Incentive Plan, under which we have issued stock and option awards since the completion of our initial public offering and reorganization merger, generally provides that vesting will accelerate if the holder is involuntarily terminated within 18 months following a change in control. The terms of the 2006 Equity Incentive Plan are set forth in further detail in “Proposal IV—Approval of Material Terms of and Certain Amendments to our 2006 Equity Incentive Plan.” No stock or option awards were issued to our Named Executive Officers in fiscal 2007 under our 2006 Equity Incentive Plan.

The following table sets forth our estimates regarding the potential value of any cash payments and benefits and accelerated vesting of equity awards to be received by the Named Executive Officers under the foregoing agreements and plans, assuming that a change in control of the Company occurred on the last business day of fiscal 2007:

Name	Severance protection benefits				Accelerated equity awards		Total
	Salary and bonus(1)	Pro rata bonus(2)	Life insurance, healthcare and financial counseling(3)	Outplacement services (4)	Restricted stock and restricted stock units(5)	Option awards(6)	Applicable scaleback(7)	Total gross severance benefits and equity awards(8)
K.C. Dahlberg	$5,508,333	$1,203,333	$81,398	$11,000	$1,812,127	$7,583,233	($1,826,904)	$14,372,520
M.W. Sopp	2,312,500	450,000	62,609	11,000	68,412	637,484	—	3,542,005
W.A. Roper, Jr.	2,541,670	566,668	70,272	11,000	348,888	2,633,759	—	6,172,257
L.J. Peck	1,837,500	350,000	92,918	11,000	188,542	1,459,008	—	3,938,968
G.T Singley, III	2,300,000	500,000	62,905	11,000	188,520	1,519,418	(270,948)	4,310,895
J.H. Warner, Jr.	—	—	—	—	283,481	2,018,427	—	2,301,908
D.H. Foley	2,400,000	500,000	81,204	11,000	283,949	2,761,136	—	6,037,289

(1)	Amounts in this column represent a single lump sum equal to two-and-one-half times the sum of (a) the Named Executive Officer’s fiscal 2007 salary and (b) the greater of (i) the bonus received in fiscal 2006, (ii) the average of the bonuses received in fiscal years 2006, 2005 and 2004 or (iii) in the event that the Named Executive Officer was not employed by us for all of fiscal 2006, the amount of his or her target bonus for fiscal 2007. This amount of the bonus calculated under subsection (b) is referred to as the “Bonus Amount.”

(2)	Amounts in this column represent a pro rata portion of the Bonus Amount to which the Named Executive Officer would be entitled depending on the number of days that had elapsed in the fiscal year in which he or she is terminated. Because we are required to present all information in this table assuming that the Named Executive Officer is terminated on the last business day of fiscal 2007, the amount of the pro rata Bonus Amount in this column represents the full amount of the officers’ respective Bonus Amounts. In addition to the amounts set forth in the column, our Named Executive Officers would also be entitled to any unpaid comprehensive leave time they had accrued.

(3)	Amounts in this column represent the estimated value to the Named Executive Officer of life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits to be received for 36 months following termination.

(4)	Amounts in this column represent the estimated value to the Named Executive Officer of the outplacement counseling services to be provided for 12 months following termination.

(5)

Amounts in this column represent the value of accelerated vesting at the end of fiscal 2007 of (a) shares of restricted stock for class A preferred stock issued pursuant to the 1999 Stock Incentive Plan or the Amended and Restated 1984 Bonus Compensation Plan and (b) restricted stock units for shares of class A preferred stock in our Key Executive Stock Deferral Plan, Stock Compensation Plan and/or Management Stock

Compensation Plan. For more information regarding the number of shares of unvested stock held directly by each of the Named Executive Officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year End.”

(6)	Amounts in this column represent the value of accelerated vesting of unvested options to purchase shares of class A preferred stock issued pursuant to the 1999 Stock Incentive Plan and which were held by the Named Executive Officer at the end of fiscal 2007. For more information regarding the number of unvested shares underlying options held by each of the Named Executive Officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year End.”

(7)	Represents amounts of gross severance payments to be reduced to avoid excise taxes which may be payable pursuant to Section 280G of the Internal Revenue Code.

(8)	Amounts in this column represent the gross amount of change in control benefits to be received by the Named Executive Officer, without reflecting any federal and/or state income taxes payable with respect to such amounts.

DIRECTOR COMPENSATION

The Board of Directors uses a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, the Board of Directors considers the significant amount of time required of our directors in fulfilling their duties, as well as the relative skill and expertise of our directors. The Compensation Committee periodically reviews director compensation, with the assistance of national compensation consultants, and recommends to the Board of Directors the form and amount of compensation to be provided.

The following is a summary of the principal components of compensation that we provide to our non-employee directors:

•

Cash Compensation. Our directors receive a cash retainer for their service on the Board of Directors. For fiscal 2007, our directors were paid an annual retainer of $25,000 and the Chairperson of each committee of the Board was paid an additional annual retainer of $10,000, except for the Chairperson of the Audit Committee who was paid an additional annual retainer of $15,000. The Lead Director was also paid an additional annual retainer of $10,000. For the fiscal year ending January 31, 2008 (which we refer to as “fiscal 2008”), we are increasing the amount of the annual retainer to $50,000 and the amount of the additional retainer for our Lead Director to $25,000. In addition to the cash retainers, non-employee directors also receive $1,500 for each meeting of the Board of Directors they attend, as well as $2,000 for attending each meeting of a committee on which they serve. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director.

•

Equity Compensation. We issue a fully-vested stock bonus to our directors as an inducement to join the Board. For fiscal 2007, we offered a fully-vested stock bonus consisting of 2,000 shares of our class A preferred stock. For fiscal 2008, we will offer fully-vested stock bonuses consisting of 3,000 shares of our class A preferred stock. In addition to this inducement grant, directors receive annual option grants to purchase common stock under our equity incentive plans. For fiscal 2007, each of our directors received options to purchase 33,000 shares of our class A preferred stock. In addition to option grants, beginning in fiscal 2008 we also decided to issue to directors shares of restricted stock. For fiscal 2008, each of our directors received 6,058 shares of restricted stock in the form of our class A preferred stock and options to purchase 9,084 shares of our common stock.

•

Deferral Plans. The directors are eligible to defer all or any portion of their cash or equity compensation fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. These plans are described in further detail under the caption “Executive Compensation – Nonqualified Deferred Compensation” above.

•

Stock Ownership Guidelines and Policies. The Board of Directors believes that its members should acquire and hold shares of our stock in an amount that is meaningful and appropriate. To encourage directors to have a material investment in our stock, the Board has adopted stock ownership guidelines that encourage directors to hold shares of our capital stock with a value of at least five times the amount of the annual retainer we provide within three years of joining the Board. In addition to these ownership guidelines, our directors are also subject to policies that either prohibit or require preclearance of certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety.

Director Compensation Table

The following table sets forth information regarding the compensation paid to our directors for service in fiscal 2007:

Name (1)	Fees earned or paid in cash(2)	Stock awards(3)	Option awards(4)	All other compensation(5)	Total
W.H. Demisch	$116,900	—	$356,403	$370,320	$843,623
J.A. Drummond	107,844	—	329,987	38,820	476,651
J.J. Hamre	59,792	—	33,303	24,900	117,995
A.K. Jones	135,523	—	356,403	75,225	567,151
H.M.J. Kraemer, Jr	115,790	—	138,508	302,190	556,488
C.B. Malone (6)	68,625	—	403,022	—	471,647
E.J. Sanderson, Jr	94,257	—	133,543	—	227,800
L.A. Simpson	22,867	$47,280	—	—	70,147
A.T. Young	107,419	—	356,403	458,460	922,282

(1)	K.C. Dahlberg, D.H. Foley, J.P. Walkush and J.H. Warner, Jr. are employees of the Company who served as directors for all or a portion of fiscal 2007. Because they received no additional compensation for their services as directors, they have been omitted from this table.

(2)	Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director (including annual retainer fees, committee and/or chairperson fees and meeting fees). The directors are eligible to defer such cash fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. In fiscal 2007, our directors received the following number of stock units in our Key Executive Stock Deferral Plan upon the deferral of such fees: (a) W.H. Demisch, 5,543; (b) J.A. Drummond, 1,228; (c) J.J. Hamre, 2,938; (d) A.K. Jones, 5,609; (e) H.M.J. Kraemer, Jr., 5,574; (f) E.J. Sanderson, Jr., 845 and (g) A.T. Young, 5,196. In addition, J.A. Drummond deferred $15,000 of fees earned into the Keystaff Deferral Plan.

(3)	Amounts in this column reflect the dollar amounts that were recognized in fiscal 2007 for financial statement reporting purposes under SFAS 123(R) with respect to stock awards. For fiscal 2007, Mr. Simpson was issued 2,000 vested shares of our class A preferred stock as an inducement to join the Board of Directors, with a grant date fair value as set forth in the column. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, see Note 1 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K as filed with the SEC on April 12, 2007.

At the end of fiscal 2007, each of our directors held the following number of shares of our class A preferred stock and the following number of stock units in our Key Executive Stock Deferral Plan: (a) W.H. Demisch, 165,142 shares (including shares held in joint tenancy) and 50,080 stock units; (b) J.A. Drummond, 2,920 shares and 5,176 stock units; (c) J.J. Hamre, 2,000 shares and 4,024 stock units; (d) A.K. Jones, 74,202 shares and 10,030 stock units; (e) H.M.J. Kraemer, Jr., 116,722 shares and 41,172 stock units; (f) C.B. Malone, 218,200 shares (including shares held in trust) and 0 stock units; (g) E.J. Sanderson, Jr., 6,594 shares and 845 stock units; (h) L.A. Simpson, 2,000 shares and 0 stock units and (i) A.T. Young, 60,596 shares and 62,184 stock units.

(4)

Amounts in this column reflect the dollar amounts that were recognized in fiscal 2007 for financial statement reporting purposes under SFAS 123(R) with respect to option awards granted to our directors in and prior to fiscal 2007. In addition, because we adopted SFAS 123(R) utilizing the prospective method for stock-based awards granted prior to September 1, 2005 (the date we made our initial filing with the SEC for our initial public offering), for purposes of this Director Compensation Table we have computed and determined the associated value for options awards granted prior to September 1, 2005 as if we had adopted SFAS 123(R) utilizing the modified prospective method for those awards. All such options vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. Because these amounts reflect the Company’s accounting expense for these awards, they do not necessarily correspond to the actual value that will be realized by the directors.

During fiscal 2007, each of our non-employee directors (other than Mr. Simpson) was issued options to purchase 33,000 shares of our class A preferred stock, with a grant date fair value of $158,898. At the end of fiscal 2007, each of our directors (other than Mr. Simpson) held options to purchase the following number of shares of our class A preferred stock: (a) W.H. Demisch, 167,997 shares; (b) J.A. Drummond, 104,999 shares; (c) J.J. Hamre, 33,000 shares; (d) A.K. Jones, 167,997 shares; (e) H.M.J. Kraemer, Jr., 167,997 shares; (f) C.B. Malone, 94,198 shares; (g) E.J. Sanderson, Jr., 131,998 shares and (h) A.T. Young, 167,997 shares.

(5)	Amounts in this column represent the amounts of the special cash dividend paid to directors in connection with our initial public offering with respect to awards previously deferred into the Key Executive Stock Deferral Plan.

(6)	Ms. Malone’s term as a director expired at our 2006 Annual Meeting as a result of her reaching our mandatory retirement age for directors under our Corporate Governance Guidelines.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 10, 2007, beneficial ownership of our class A preferred stock and common stock by:

•	each of our directors,

•	each of our Named Executive Officers,

•	all of our directors and executive officers as a group, and

•	each stockholder known to us to beneficially own more than 5% of our class A preferred stock or our common stock.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table have sole voting and investment power with respect to all shares of class A preferred stock and common stock that they own, subject to applicable community property laws.

	Shares Beneficially Owned					% of Total Voting Power (4)
	Class A Preferred Stock			Common Stock
Beneficial Owner	Shares(1)		%(2)	Shares(3)	%(2)

Directors and Named Executive Officers
K.C. Dahlberg	1,200,063		*	926	*	*
W.H. Demisch	307,318		*	0	*	*
J.A. Drummond	57,237		*	0	*	*
D.H. Foley	627,886		*	55	*	*
J.J. Hamre	20,115		*	0	*	*
M.E. John	0		*	0	*	*
A.K. Jones	176,238		*	0	*	*
J.P. Jumper	0		*	0	*	*
H.M.J. Kraemer, Jr.	249,919		*	0	*	*
L.J. Peck	167,723		*	74	*	*
W.A. Roper, Jr	915,244		*	32	*	*
E.J. Sanderson, Jr.	83,940		*	0	*	*
L.A. Simpson	8,058		*	0	*	*
G.T. Singley, III	255,418		*	22	*	*
M.W. Sopp	67,045		*	188	*	*
J.P. Walkush	618,223		*	74	*	*
J.H. Warner, Jr.	708,214		*	55	*	*
A.T. Young	214,165		*	0	*	*
All directors and executive officers as a group (22 persons)	5,824,289	(5)	1.8%	4,338	*	1.8%
5% Holders
Vanguard Fiduciary Trust Company (6)	113,856,371		35.8%	4,350,633	4.4%	34.9%
Eminence Capital, LLC (7)	0		*	9,150,000	9.3%	*
Mason Capital Management LLC (8)	0		*	7,814,757	7.9%	*
Morgan Stanley (9)	0		*	7,102,377	7.2%	*
TIAA-CREF Investment Management, LLC (10)	0		*	5,954,004	6.0%	*

*	Represents zero or less than 1%.

(1)	The beneficial ownership of the class A preferred stock set forth in the table includes the following:

•

the approximate number of shares allocated to the account of the individual by the Trustee of the SAIC Retirement Plan as follows: K.C. Dahlberg (1,844 shares), D.H. Foley (400 shares), L.J. Peck (78 shares), W.A. Roper, Jr. (194 shares), G.T. Singley, III (3,036 shares), M.W. Sopp (138 shares), J.P. Walkush (78 shares), J.H. Warner, Jr. (787 shares) and all directors and officers as a group (33,328 shares);

•

shares held in a rabbi trust to fund the account of the participant in the Key Executive Stock Deferral Plan, the Stock Compensation Plan and/or the Management Stock Compensation Plan as follows: K.C. Dahlberg (255,245 shares), W.H. Demisch (58,741 shares), J.A. Drummond (5,660 shares), D.H. Foley (47,548 shares), J.J. Hamre (11,515 shares), A.K. Jones (11,951 shares), H.M.J. Kraemer, Jr. (49,812 shares), L.J. Peck (57,408 shares), W.A. Roper, Jr. (380,718 shares), E.J. Sanderson (1,690 shares), G.T. Singley, III (11,200 shares), M.W. Sopp (4,610 shares), J.P. Walkush (108,591 shares), J.H. Warner, Jr. (92,228 shares), A.T. Young (70,348 shares) and all directors and officers as a group (1,208,168 shares);

•

shares subject to options exercisable within 60 days following April 10, 2007 as follows: K.C. Dahlberg (872,974 shares), W.H. Demisch (69,598 shares), J.A. Drummond (42,599 shares), D.H. Foley (422,992 shares), J.J. Hamre (6,600 shares), A.K. Jones (69,598 shares), H.M.J. Kraemer, Jr. (69,598 shares), L.J. Peck (83,997 shares), W.A. Roper, Jr. (422,992 shares), E.J. Sanderson (69,598 shares), G.T. Singley, III (176,994 shares), M.W. Sopp (38,997 shares), J.P. Walkush (227,994 shares), J.H. Warner, Jr. (305,993 shares), A.T. Young (69,598 shares) and all directors and officers as a group (3,063,831 shares);

•

shares held directly by or jointly with spouses, minor children or other relatives sharing a household with the individual as follows: W.H. Demisch (139,988 shares), J.P. Walkush (16,918 shares), and all directors and officers as a group (161,978 shares); and

•	shares held by certain trusts established by the individual as follows: J.H. Warner, Jr. (233,012 shares) and all directors and officers as a group (151,348 shares).

(2)	Percentages are determined based on a total of 318,010,754 shares of our class A preferred stock and 98,876,831 shares of our common stock outstanding as of April 10, 2007.

(3)	The beneficial ownership of the common stock set forth in the table includes the approximate number of shares allocated to the account of the individual by the Trustee of the SAIC Retirement Plan as follows: K.C. Dahlberg (826 shares), D.H. Foley (55 shares), L.J. Peck (74 shares), W.A. Roper, Jr. (32 shares), G.T. Singley, III (22 shares), M.W. Sopp (188 shares), J.P. Walkush (74 shares), J.H. Warner, Jr. (55 shares) and all directors and officers as a group (4,128 shares).

(4)	Percentage of total voting power represents voting power with respect to all shares of our class A preferred stock and common stock, as a single class. With respect to matters submitted to our stockholders for a vote, each holder of our class A preferred stock is entitled to 10 votes per share and each holder of our common stock is entitled to one vote per share. The class A preferred stock and common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The class A preferred stock is, subject to certain restrictions, convertible into common stock on a share-for-share basis.

(5)	Includes 28,604 shares pledged in December 2001 as collateral for a loan.

(6)

As reflected in the records of the Company’s transfer agent, and its own records, Vanguard Fiduciary Trust Company held at April 10, 2007, 113,856,371 shares of our class A preferred stock and 4,350,633 shares of our common stock as trustee of the SAIC Retirement Plan, the Telecordia Technologies 401(k) Savings Plan and the AMSEC Employees 401(k) Profit Sharing Plan. These shares are voted by the trustee as directed by the plan participants, with the trustee voting all allocated shares as to which no voting instructions are received, together with all unallocated shares, in the same proportion, on a plan-by-plan basis, as the allocated shares for which voting instructions are received. Accordingly, Vanguard Fiduciary Trust Company has shared voting and dispositive power with respect to the shares it holds. Shares held by the trustee are also included in the amounts held by individuals and the group set forth in the table, and it has disclaimed beneficial ownership of all shares held in trust that have been allocated to the individual accounts of participants in the plans for which directions have been received. The business address of Vanguard Fiduciary Trust Company is 500 Admiral Nelson Boulevard, Malvern, PA 19355.

(7)

According to a Schedule 13G filed with the Securities and Exchange Commission on April 30, 2007, Eminence Capital, LLC, an investment manager for various Eminence Funds, and Ricky C. Sandler, who is the managing member of Eminence Capital, LLC and of Eminence GP, LLC, the general partner or manager of certain of the Eminence Funds, may be deemed to have had at April 20, 2007 shared voting and dispositive power with respect to 9,150,000 shares of our common stock. The business address of Eminence Capital, LLC is 65 East 55th Street, 25th Floor, New York, New York 10022.

(8)

According to a Schedule 13G filed with the Securities and Exchange Commission on April 26, 2007, Mason Capital Management LLC, an investment manager for Mason Capital LP, Mason Capital Ltd. and certain other funds and accounts, had at April 16, 2007 sole voting and dispositive power with respect to 7,814,757 shares of our common stock. Mason Management itself disclaimed beneficial ownership of the stock reported in the Schedule 13G. The business address of Mason Capital Management LLC is 110 East 59th Street, New York, New York 10022.

(9)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007, Morgan Stanley had at December 31, 2006 sole voting power with respect to 6,946,010 shares of our common stock, shared voting power with respect to 16,624 shares of our common stock and sole dispositive power with respect to 7,102,377 shares of our common stock. The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(10)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, TIAA-CREF Investment Management, LLC, an investment advisor, had at December 31, 2006 sole voting and dispositive power with respect to 5,871,684 shares of our common stock, and Teachers Advisors, Inc., an investment advisor, had sole voting and dispositive power with respect to 82,320 shares of our common stock. Each of these investment advisors has disclaimed beneficial ownership of the other’s securities holdings and that it is a member of a “group” with the other. The business address of each of these investment advisors is 730 Third Avenue, New York, NY 10017.

PROPOSAL II—AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

We are seeking the approval of our stockholders for an amendment of article SEVENTH of our certificate of incorporation to provide for the annual election of directors. Our Board of Directors adopted the proposed amendment, subject to obtaining stockholder approval. If approved, the amendment will become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State, which we expect to do shortly following the Annual Meeting.

As more fully explained under “Proposal I—Election of Directors,” our certificate of incorporation provides that our Board of Directors is divided into three classes and that, subject to a transition provision, each director is to serve for a term ending on the third annual meeting following the annual meeting at which that director is elected. It also provides that directors, or the entire Board of Directors, may only be removed for cause by the holders of two-thirds of the total voting power of all outstanding shares then entitled to vote.

If the proposed amendment to our certificate of incorporation is approved by the requisite vote of our stockholders, this classification of the Board of Directors will be eliminated, the current term of office of each director will end at the next annual meeting of stockholders and directors will thereafter be elected for one-year terms at each annual meeting of stockholders or until their successors are duly elected and qualified. Furthermore, the proposed amendment provides that any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, and any director or the entire Board of Directors may be removed with or without cause by the holders of two-thirds of the total voting power. If the proposed amendment is approved by our stockholders, the Board of Directors will also make any corresponding changes to our bylaws that may be appropriate.

If the proposed amendment is not approved by our stockholders, our Board of Directors will remain classified, and the four directors elected at the Annual Meeting will each serve until the 2010 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. All other directors will continue in office for the remainder of their full terms and until their successors are duly elected and qualified.

The text of the proposed amendment to our certificate of incorporation is attached as Appendix A to this proxy statement, and we have shown the changes with deletions indicated by strikeouts and additions indicated by underlining.

Background

Although we recently adopted our certificate of incorporation in connection with and prior to our initial public offering, a classified board structure had been in place for a number of years at our predecessor company, Science Applications International Corporation. Classified, or staggered, boards have a long and established history of use under Delaware corporate law. Proponents assert, among other things, that classified boards provide continuity and stability in the management of the business and affairs of a company, promote board independence because directors may be less subject to outside influences, facilitate long-term planning and enhance a board’s ability to implement business strategies. Supporters also assert that classified boards enhance stockholder value by forcing anyone seeking to take control of a company to initiate arm’s-length discussions with the board because of an inability to replace the entire board in a single election.

On the other hand, some investors view classified boards as reducing accountability because they limit the ability of stockholders to change directors on an annual basis when they are dissatisfied with the performance of incumbent directors. They believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these polices. Finally, opponents assert that classified boards can discourage proxy contests and therefore may erode stockholder value. Similar sentiments have been expressed in recent years by stockholder proposals asking our Board of Directors to take action to eliminate the classified board structure.

Reasons for the Amendment

After weighing the various arguments for and against maintaining a classified board structure, our Nominating and Corporate Governance Committee proposed, and our Board of Directors approved, the proposed amendment. The Committee and Board considered a growing trend amongst larger companies to elect directors on an annual basis and thus to allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual director may serve, we do not expect eliminating our classified board structure will negatively impact the continuity and stability of our Board’s membership and our policies and long-term strategic planning.

By amending the certificate of incorporation to provide for the annual election of directors, a corresponding change is required with respect to the terms of directors chosen to fill vacancies. In addition, a change in the provision regarding the removal of directors is necessary to conform to Delaware law, which provides that directors of companies that do not have classified boards may be removed by stockholders with or without cause.

Deferral or Abandonment

While not anticipated, our Board of Directors reserves the right to defer or abandon the proposed amendment without further action by the stockholders at any time before the filing of a certificate of amendment with the Delaware Secretary of State, even if the proposed amendment has been approved by the stockholders at the Annual Meeting.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the amendment of our certificate of incorporation to provide for the annual election of directors. The affirmative vote of the holders of not less than two-thirds of the total voting power of common stock and class A preferred stock, voting together as a single class, is required to approve the proposal. Shares of common stock and class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

PROPOSAL III— AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

TO ELIMINATE THE DISTINCTION BETWEEN SERIES OF OUR CLASS A PREFERRED STOCK

We are seeking the approval of our stockholders for an amendment of article FOURTH of our certificate of incorporation to eliminate the distinction between series A-1, A-2, A-3 and A-4 of our class A preferred stock by reclassifying them into “class A preferred stock” without any series designation. Our Board of Directors adopted the proposed amendment, subject to obtaining stockholder approval. If this proposed amendment is approved by the requisite vote of our stockholders and the other conditions described below are satisfied, we will file the amendment with the Delaware Secretary of State as soon as practicable after October 8, 2007, when the final conversion and transfer restriction periods applicable to the existing series of class A preferred stock expire.

If the proposed amendment is approved and a certificate of amendment is filed with the Delaware Secretary of State, each share of our outstanding series A-1, A-2, A-3 and A-4 preferred stock will automatically be reclassified into a share of class A preferred stock without any series designation. If approved and filed, the proposed amendment will not significantly impact the rights, preferences and privileges of our series A-1, A-2, A-3 and A-4 preferred stock or common stock, including with respect to voting power, economic interest, conversion and transfer rights and restrictions.

If stockholder approval is not obtained, we will not file the certificate of amendment with the Delaware Secretary of State and the reclassification of series A-1, A-2, A-3 and A-4 preferred stock into class A preferred stock without series designation will not occur.

The text of this proposed amendment to article FOURTH of our certificate of incorporation is attached as Appendix B to this proxy statement, and we have shown the changes with deletions indicated by strikeouts and additions indicated by underlining.

Background

In October 2006, our predecessor company, Science Applications International Corporation (which we refer to as “Old SAIC”), completed a reorganization merger in which it became our wholly-owned subsidiary. Pursuant to this reorganization merger, shares of common stock of Old SAIC were exchanged for shares of our class A preferred stock, after which we completed a public offering of our common stock.

Pursuant to the reorganization merger, each share of class A common stock and class B common stock of Old SAIC was exchanged for two shares and 40 shares, respectively, of our class A preferred stock. These shares of class A preferred stock were allocated among four series, with the number of authorized shares of each series being as follows:

•	100 million shares were designated series A-1 preferred stock;

•	100 million shares were designated series A-2 preferred stock;

•	150 million shares were designated series A-3 preferred stock; and

•	1.15 billion shares were designated series A-4 preferred stock.

The total number of shares of class A preferred stock authorized for issuance under our certificate of incorporation is 1.5 billion shares, which is the combined total number of shares of series A-1, A-2, A-3 and A-4 preferred stock currently authorized.

The powers, preferences and rights of the four series of class A preferred stock, and the qualifications, limitations and restrictions thereof, are identical in all respects, except for timing restrictions on conversion and transferability that were imposed in order to facilitate our public offering. These restrictions are described below.

Conversion and Transfer Restrictions

Each share of class A preferred stock is convertible into our common stock on a one-for-one basis after certain restriction periods expire, which periods are based on the period of time following the date our common stock commenced trading on the New York Stock Exchange, which is referred to as the “trading date.” In addition, these shares of our class A preferred stock cannot be transferred to anyone other than a “permitted transferee” until certain restriction periods expire, which periods are also based on the period of time following the trading date.

These restrictions expire as to each series of class A preferred stock as follows:

•	series A-1 preferred stock – 90 days after the trading date (January 11, 2007);

•	series A-2 preferred stock – 180 days after the trading date (April 11, 2007);

•	series A-3 preferred stock –270 days after the trading date (July 10, 2007); and

•	series A-4 preferred stock – 360 days after the trading date (October 8, 2007).

The purpose of these restrictions is to permit the gradual introduction and trading of common stock resulting from the conversion of class A preferred stock held by our stockholders. The restrictions are intended to promote an orderly trading market by staggering the various expiration periods so that all of the shares of class A preferred stock do not become freely convertible, transferable and tradable at the same time. Notwithstanding these restrictions, because of the enactment of the Pension Reform Act of 2006, certain shares of our class A preferred stock held in our retirement plans were permitted to be converted into common stock and sold at the discretion of plan participants effective January 1, 2007.

Reasons for the Amendment

In determining to approve and recommend the proposed amendment of our certificate of incorporation, our Board of Directors noted the following anticipated benefits:

•	simplification of our capital structure;

•	reduction in investor confusion;

•	reduction in certain administrative expenses resulting from the current structure; and

•	simplification of the provisions of our certificate of incorporation.

In addition to these factors, the Board of Directors also considered that the proposed amendment is not expected to result in taxable income to the Company or to the holders of any of the four series of class A preferred stock.

Conditions Precedent to Effectiveness of the Amendment

The proposed amendment will become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State. The filing of a certificate of amendment, and therefore the effectiveness of the proposed amendment, are conditioned upon each of the following:

•	the approval of the proposed amendment by the holders of at least a majority of the outstanding shares of our common stock and class A preferred stock, voting together as a single class; and

•	the expiration of the final restriction period applicable to the series A-4 preferred stock, which is October 8, 2007.

Deferral or Abandonment

Notwithstanding the foregoing, our Board of Directors reserves the right to defer or abandon the proposed amendment without further action by the stockholders at any time before the filing of a certificate of amendment with the Delaware Secretary of State, even if the proposed amendment has been approved by the stockholders at the Annual Meeting and all other conditions have been satisfied. The Board of Directors will also abandon the proposed amendment if any of the conditions described under “Conditions Precedent to Effectiveness of the Amendment” fail to occur.

Interests of Our Officers and Directors

Some of our officers and directors presently own shares of series A-1, A-2, A-3 and A-4 preferred stock, as described above in “Stock Ownership of Certain Beneficial Owners and Management,” but these interests are no different from the interests of any other holders of the series A-1, A-2, A-3 and A-4 preferred stock.

Certain Federal Income Tax Consequences

We have summarized below certain United States federal income tax consequences of the proposed amendment based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and currently in effect. This summary applies only to a stockholder who is (i) an individual citizen or resident of the United States, (ii) a corporation (or entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

We believe that as a result of the proposed amendment:

•

no gain or loss will be recognized for federal income tax purposes by any of the holders of our series A-1, A-2, A-3 and A-4 preferred stock upon the reclassification of shares of our series A-1, A-2, A-3 and A-4 preferred stock into shares of class A preferred stock;

•	a stockholder’s aggregate basis in its shares of preferred stock will be the same as the stockholder’s aggregate basis in the series A-1, A-2, A-3 and A-4 preferred stock reclassified;

•

a stockholder’s holding period for the class A preferred stock will include such stockholder’s holding period for the series A-1, A-2, A-3 and A-4 preferred stock reclassified, provided that each share of series A-1, A-2, A-3 and A-4 preferred stock was held by such stockholder as a capital asset as defined in Section 1221 of the Code on the effective date of the amendment; and

•	no gain or loss will be recognized for federal income tax purposes by us upon the reclassification of shares of our series A-1, A-2, A-3 and A-4 preferred stock into shares of class A preferred stock.

No Appraisal Rights

None of our stockholders, including holders of our series A-1, A-2, A-3 and A-4 preferred stock, will have appraisal rights under Delaware law or under our restated certificate of incorporation or bylaws in connection with the proposed amendment.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the amendment of our certificate of incorporation to eliminate the distinction between series of our class A preferred stock. The affirmative vote of the holders of a majority of the voting power of common stock and class A preferred stock, voting together as a single class, is required to approve the proposal. Shares of common stock and class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies and voting instructions will be voted “FOR” the proposal.

PROPOSAL IV—APPROVAL OF MATERIAL TERMS OF AND CERTAIN AMENDMENTS TO OUR 2006 EQUITY INCENTIVE PLAN

We are seeking the approval of our stockholders of certain material terms of and amendments to our 2006 Equity Incentive Plan. In order that we may be able to continue to deduct certain items of compensation paid to certain of our executive officers for federal income tax purposes, we are submitting for stockholder approval certain terms and provisions of the Plan under which we provide “performance-based compensation.” We are also submitting for approval certain amendments to this plan.

The 2006 Equity Incentive Plan was initially adopted by our Board of Directors in November 2005 and approved by our stockholders in September 2006. In March 2007, our Board of Directors recommended that the 2006 Equity Incentive Plan, along with certain proposed amendments to the Plan (the 2006 Equity Incentive Plan as proposed to be amended, the “Plan”), be submitted to stockholders for their approval. The Plan provides for the grant to our employees, directors, and consultants of stock options, stock appreciation rights (“SARs”), stock awards (including restricted stock, restricted stock units, deferred stock, performance shares and other similar types of awards, including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights) and cash awards designed to comply with certain federal tax rules as described further below. All equity awards granted under the Plan will be granted with respect to shares of our common stock and/or class A preferred stock.

A copy of the Plan is attached as Appendix C to this proxy statement. In order to facilitate consideration of this Proposal IV by our stockholders, Appendix C is marked to reflect all changes that have been made to the Plan since it was previously approved by our stockholders in September 2006 (prior to our initial public offering). In addition, the material terms of the Plan are summarized below. The description of the Plan included in this Proposal IV may not contain all of the information about the Plan that is important to you and we recommend that you read the full text of Appendix C in connection with your review of this proposal.

Code Section 162(m) Matters

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally prevents public companies from deducting compensation paid in excess of $1 million to certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other four most highly compensated officers. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m). In order that we may grant awards of stock options, stock appreciation rights or restricted stock and/or pay cash awards and other types of equity awards (regardless of when granted) under the Plan after the date of our 2008 Annual Meeting of Stockholders (our “2008 Annual Meeting”) and have those awards and/or payments qualify as exempt performance-based compensation for purposes of Section 162(m), the material terms of the Plan must be approved by our stockholders before the date of our 2008 Annual Meeting in a manner that complies with Section 162(m). We are submitting the material terms of our Plan relating to Section 162(m) for stockholder approval to satisfy this requirement.

Stock options and stock appreciation rights that are structured such that the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of exercise may qualify as performance-based compensation if, among other requirements, the plan under which the awards are granted is stockholder-approved and contains a limit on the number of shares that may be granted under options or SARs to any one individual during a specified period. When originally adopted, the Plan provided that no employee could be granted options or SARs covering more than 1,000,000 shares (subject to adjustment in the event of a stock split or the occurrence of certain other corporate transactions, as described below) in any fiscal year. In March 2007, our Board amended the Plan, subject to stockholder approval, to increase the annual limit on the number of option and SAR shares that may be granted to any employee during a fiscal year from 1,000,000 to 3,000,000 shares. We now seek stockholder approval of this increase.

Additional requirements apply to certain other forms of compensation, such as cash awards and stock awards (as defined below) in order for them to qualify as performance-based compensation, including a requirement that payment under the awards be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). As a result, the Plan permits us to issue certain awards that incorporate performance objectives and provides that these performance objectives, which we call “objectively determinable performance conditions,” may be based upon:

• net revenue dollars • revenue growth • earnings per share • return on assets • return on equity • net order dollars • net profit dollars	• net profit growth • operating cash flow • operating income • number of contract bookings • number of contract awards • profits before tax • return on investment capital	• days working capital • objective customer satisfaction indicators • objective efficiency measures • objective individual performance goals • other similar objectives

Each of these performance objectives may be with respect to the Company and/or an affiliate or individual business unit. Under Section 162(m), each performance condition must be (1) established either at the time an award is granted or no later than the earlier of 90 days after the beginning of the period of service to which it relates or before the elapse of 25% of the period of service to which it relates, (2) uncertain of achievement at the time it is established and (3) determinable as to achievement by a third party with knowledge of relevant facts. Despite the provisions above, certain awards under the Plan (such as time-vested restricted stock or restricted stock units) do not qualify for the performance-based exemption from the $1 million deduction limit.

In addition, as with options and SARs, stock awards and cash awards must be granted pursuant to a stockholder-approved plan that contains limits on the number of shares subject to stock awards and the amount of cash awards that may be granted to any one individual under the Plan during a specified period. To satisfy this requirement, the Board of Directors amended the Plan in March 2007 to limit the aggregate amount of cash awards that may be granted to an employee under the Plan during any fiscal year to $5,000,000 and to limit the aggregate number of shares subject to stock awards that may be granted during any fiscal year to an employee to 2,000,000 shares (subject to adjustment in the event of a stock split or the occurrence of certain other corporate transactions, as described below).

Each of the annual limits on stock-based awards and cash awards is independent of the other two annual limits. As a result, for example, we could grant to a individual during a single year (i) options to purchase up to 3,000,000 shares, (ii) up to 2,000,000 stock award shares and (iii) a cash award of up to $5,000,000. However, the limit that applies to options and SARs is inter-related; as a result, we could grant options to the employee during a given fiscal year for 3,000,000 shares or SARs covering 3,000,000 shares, but could not grant options and SARs for an aggregate of more than 3,000,000 shares.

Certain other requirements apply in order for awards to qualify as performance-based compensation, including that such awards must be granted by a Compensation Committee of the Board whose members satisfy certain independence requirements imposed by the Code.

Information regarding certain outstanding Plan awards is provided below in this proposal under “Plan Benefits” and elsewhere in this proxy statement where we discuss in greater detail our executive compensation arrangements.

Approval by our stockholders of the material terms of the Plan, including the increase to the annual limit on the number of option and SAR shares that may be granted to an employee during a fiscal year, under this proposal will constitute stockholder approval of the material terms of the Plan (as further described below) for Section 162(m) purposes, including approval of:

•	the respective per-employee annual share limits to the number of options, SAR shares and stock awards that may be granted under the Plan, as described above;

•	the $5,000,000 per-employee annual limit on the amount of cash awards that may be granted under the Plan;

•	the objectively determinable performance conditions (as described above); and

•	the persons eligible to receive awards under the Plan (as described below).

If our stockholders do not approve the material terms of the Plan under this proposal, (i) the annual per-employee limit on options and SARs will remain at 1,000,000 shares, (ii) there will be no limit on the amount of cash and stock awards that may be made under the Plan and (iii) beginning on and after the date of the 2008 Annual Meeting, we will not make awards under this Plan to our 162(m) Group (as defined below) until after such time as we have obtained stockholder approval of the Plan. In addition, in the event that our stockholders do not approve the material terms of the Plan under this proposal, we may decide to grant stock-based and cash awards outside of this Plan to the extent we are otherwise legally permitted to do so, notwithstanding the fact that such awards may not be deductible for purposes of Section 162(m). Assuming that our stockholders do approve the material terms of the Plan, in order to assure our continued ability to deduct awards made under the Plan in the future, we will be required under Section 162(m) to seek stockholder approval of certain terms of the Plan again in 2012. In addition, the Plan allows our Board or Compensation Committee to grant Plan awards that do not comply with the Section 162(m) requirements (other than the annual limitations described above) at any time.

Certain Other Plan Amendments

In reviewing our compensation practices since the completion of our initial public offering, including in light of various evolving market practices and changing regulatory requirements that affect equity compensation, our Board of Directors and its Compensation Committee identified certain changes that it desired to make to the Plan. Accordingly, the Board of Directors and the Compensation Committee intend to make various clarifying and administrative amendments to the Plan, as reflected in the form of Plan attached as Appendix C. Other than the amendment described above increasing the annual limit of the number of shares subject to options and SARs that may be granted to any individual employee, we believe that the other Plan amendments reflected on Appendix C do not require stockholder approval under applicable stock exchange rules or under the Plan itself. Nonetheless, we are submitting all these amendments to our stockholders for approval along with the Section 162(m) matters described above as a way to keep our stockholders informed about and involved in our compensation practices. Stockholders should in particular note the following amendments for which we seek stockholder approval:

•

Amendments regarding “net exercises” of awards – We have amended the Plan to clarify that shares not issued to a Plan participant following his or her decision to “net exercise” a stock option or to exercise a SAR remain available for issuance in the future under the Plan. A “net exercise” of an option occurs when the Company holds back shares underlying an option in order to cover the option’s exercise price. As a result of this exercise method, the optionee does not pay the Company any cash or other consideration for the exercise price, which method is sometimes referred to as a “cashless” exercise. The Plan currently makes clear that if the Company requires an optionee to net exercise an option, the unissued shares remain available for issuance in the future under the Plan. However, the Plan did not explicitly address whether such shares should remain available for issuance in situations in which the optionee decides to net exercise the option or upon exercise of a stock appreciation right. Our Board of Directors has approved amendments to the Plan to make it explicit that, in the case of a participant-elected net exercise of an option or any exercise of a SARs, any shares not actually issued to the Plan participant will remain available for future issuance under the Plan. This amendment does not affect the aggregate number of shares that might be issued over the term of the Plan. Rather, it allows us to continue to have available for issuance shares that might otherwise have been considered “retired” under the Plan.

•

Elimination of ability to reprice options or stock appreciation rights without stockholder approval – Currently, the Plan allows the Compensation Committee to reprice, cancel and regrant or otherwise adjust the exercise price of options and SARs previously granted under the Plan without the approval of our stockholders. Subject to stockholder approval of this proposal, we have amended the Plan so as not to allow the Company to reprice or otherwise reduce the exercise price of outstanding options or SARs granted under the Plan without the approval of our stockholders, other than in connection with a change in the Company’s capitalization. In light of the recent focus on stock option and other governance matters, our Board of Directors has determined that it would prefer to seek stockholder approval should it ever desire to reprice or otherwise decrease the exercise price of options or SARs previously granted under the Plan (other than in connection with a change in the Company’s capitalization, such as a stock split or similar transaction).

•

Elimination of ability to grant options having an exercise price below grant date fair market value of our stock – Currently, the Plan allows us to grant nonstatutory stock options having an exercise price no less than 85% of the fair market value of our stock on the date the option is granted. We have not granted any options that have an exercise price that is less than 100% of our stock’s grant date fair market value. Subject to stockholder approval of this proposal, we have amended the Plan to require that all options have an exercise price at least equal to 100% of the fair market value of our stock on the grant date. See the discussion below about the manner in which we determine fair market value under the Plan.

If our stockholders do not approve this proposal, we intend to rely on the Board of Director’s approval of the administrative and clarifying Plan amendments discussed in this section, including the amendment relating to the treatment of shares under the Plan upon net exercise of awards, but the amendments to the Plan’s repricing provisions and requirements regarding option exercise prices will not take effect.

General Information Regarding the Plan

Our Board of Directors believes that equity compensation awards are an important part of our overall compensation program and that the awards are important in retaining and motivating existing personnel. The Plan provides for the grant of stock options (including incentive stock options, as defined in section 422 of the Code, and nonstatutory stock options), SARs, stock awards and cash awards intended to qualify as performance-based compensation under Section 162(m) of the Code. We are authorized to issue awards for shares of our common stock or class A preferred stock, as determined by our Compensation Committee in the administration of the Plan.

The Plan provides that an aggregate of up to 75,000,000 shares (subject to adjustment in the event of a stock split and certain other corporate transactions, as described below) of our stock is available to be issued pursuant to awards granted under the Plan, plus additional shares that may be added to the Plan as described below. All share numbers refer to either shares of common stock or class A preferred stock. For example, with respect to the 75,000,000 shares initially reserved for issuance under the Plan, we could issue 75,000,000 shares of common stock, or 75,000,000 shares of class A preferred stock, or a combination of both classes of stock so long as the total number of shares of both classes issued did not exceed 75,000,000. The following shares will continue to be available for issuance under the Plan: (1) shares forfeited or repurchased by the Company at the original purchase price or less, (2) shares withheld (not issued) upon net exercise of an option, (3) shares retained upon exercise of a stock appreciation right, (4) shares issuable upon exercise of awards that expire or become unexercisable for any reason without having been exercised in full or (5) shares not delivered to or surrendered by a holder in consideration for applicable tax withholding.

In addition, the Plan has an “evergreen” feature pursuant to which additional shares will automatically be added to the shares available for issuance under the Plan without further stockholder approval. This evergreen feature began on February 1, 2007 and will continue on each February 1 for nine years thereafter. The number of shares that may be added each year will equal the least of 30,000,000 shares (subject to adjustment in the event of a stock split and certain other corporate transactions, as described below), 5% of the Company’s outstanding common stock as of the preceding January 31 (measured on an as-converted basis with respect to our outstanding shares of class A preferred stock) or a number of shares established by our Board of Directors or the committee of our Board of Directors administering the Plan. Approximately 20,000,000 shares were added on February 1, 2007 pursuant to this provision.

In addition to the Plan terms described above, other material Plan terms include:

•

the committee administering the Plan has the broad discretionary authority to determine the terms of awards, including the maximum number of shares subject to other stock awards that may be granted to any one participant under the Plan during any fiscal year of the Company and the maximum value of any cash awards granted to any participant for any fiscal year under the Plan, in each case subject to the annual limits described above;

•

the following will each be proportionately adjusted to reflect the terms of certain corporate transactions (including stock splits, stock dividends, extraordinary cash dividends and certain other transactions) affecting the capital stock of the Company: the number and type of shares available for issuance under the Plan (including the maximum number of shares in the evergreen feature) and subject to outstanding awards; the exercise, purchase or repurchase price per share applicable to outstanding awards; and the maximum number of shares that may be granted to one participant pursuant to stock options, SARs and stock awards in a single year; and

•	the Plan will terminate in October 2016 unless we later seek stockholder approval to extend this term.

Plan Benefits

For the fiscal year ending January 31, 2008, the Compensation Committee established the following cash incentive awards that will be paid under the Plan to the officers identified below, subject to the satisfaction of certain objectively determinable performance conditions established by the Compensation Committee in March 2007. The officers identified below include the Company’s Named Executive Officers for fiscal 2007 (which we refer to as, the “162(m) Group”). Since the approval of these cash incentive awards and effective as of June 2, 2007, G.T. Singley, III resigned as a Group President in connection with his upcoming retirement and L.J. Peck resigned as a Group President but will continue to serve as an Executive Vice President. As a result, other officers will comprise the 162(m) Group in fiscal 2008, although we cannot predict at this time who those officers will be.

Named Executive Officer	Fiscal 2008 Cash Incentive Award
	Target	Maximum

K.C. Dahlberg	$1,250,000	$1,875,000
M.W. Sopp	450,000	675,000
W.A. Roper, Jr.	400,000	600,000
L.J. Peck	400,000	600,000
G.T. Singley, III	—	—

The objectively determinable performance conditions applicable to the foregoing awards to be granted to the 162(m) Group include the following: revenue, operating income, operating cash flow and level of the Company’s contract awards. Whether or not stockholders approve this proposal, we believe that these cash awards will be fully deductible under Section 162(m) and we provide the table above for the purpose of helping you understand how we are operating our cash incentive award program.

Because stock-based benefits under the Plan depend on the administrator’s actions and, with respect to options, SARs and stock awards, the fair market value of our stock at various future dates, it is not possible to determine the actual benefits that employees, officers, directors and consultants will receive under such awards. The closing price of a share of our stock on April 10, 2007 was $16.88. On March 29, 2007, our 162(m) Group was granted the following options for common stock and restricted stock consisting of class A preferred stock:

	Fiscal 2007 Equity Incentive Awards
	Stock Options		Restricted Stock
Named Executive Officer	Number of Shares Underlying Options	Exercise Price	Dollar Value of Stock Award	Number of Shares Underlying Stock Awards
K.C. Dahlberg	500,000	$17.61	$1,000,001	56,786
M.W. Sopp	155,000	$17.61	400,011	22,715
W.A. Roper, Jr.	75,000	$17.61	200,014	11,358
L.J. Peck	115,000	$17.61	300,004	17,036
G.T. Singley, III	—	—	—	—

Other Material Terms of the Plan

Administration. The Plan may be administered by our Board of Directors, a committee of our Board of Directors or a delegated officer or employee in certain circumstances. A description of our equity award grant procedures is included in “Compensation Discussion and Analysis” above.

Eligibility. Nonstatutory stock options, stock awards and cash awards may be granted under the Plan to employees, directors (including non-employee directors) and consultants of the Company or its affiliates, including prospective employees, directors and consultants conditioned on their beginning service with us. Incentive stock options may be granted only to employees of the Company or its affiliates. The administrator, in its discretion, selects the employees to whom stock options, SARs and other stock awards, as well as cash awards, may be granted, the time or times at which awards are granted and the terms of awards to be granted under the Plan.

Nonassignability of Awards. Plan awards are generally nontransferable prior to the date on which the participant has been issued unrestricted shares of our stock. The administrator does have discretionary authority to permit awards to be transferable in certain limited circumstances.

Termination of Awards. Generally, unless otherwise provided in the award agreement, if an awardee’s services to the Company as an employee, consultant or director terminate other than for death or disability or for cause, vested awards will remain exercisable for a period of 90 days following the awardee’s termination, or if earlier, until the expiration of the term of the award. If an awardee’s services to the Company as an employee, consultant or director terminate for cause, all of the awardee’s awards will immediately terminate as of the date of termination unless otherwise provided for in the award agreement. Unless otherwise provided for in the award agreement, if an awardee becomes disabled or dies while an employee, consultant or director of the Company, the vesting of all of the awardee’s unvested awards will accelerate, and all of the awardee’s awards will be exercisable until the expiration of the term of the award. The administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations under the Code), but not beyond the expiration of the term of the award, and to permit an award to be exercised with respect to unvested shares.

Adjustments on Changes in Capitalization, Change of Control or Dissolution. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination or reclassification, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a fundamental transaction or change in control), our Board of Directors or Compensation Committee will make appropriate proportionate adjustments to:

•	the number and type of shares available for issuance under the Plan (including the maximum number of shares in the evergreen feature) and subject to outstanding awards;

•	the exercise, purchase or repurchase price per share applicable to outstanding awards; and

•	the maximum number of shares that may be granted to one participant pursuant to stock options, stock appreciation rights and stock awards in a single year.

The specific form of any such adjustments shall be determined by the Board or Compensation Committee.

The Plan provides that in the event of our merger with or into another corporation, a sale of substantially all of our assets or another change of control transaction as determined by the administrator, the successor entity may assume or substitute all outstanding awards. If the successor entity does not assume or substitute all outstanding awards, the vesting of all awards will accelerate and any repurchase rights on awards will terminate. If a successor entity assumes or substitutes all awards and a participant is involuntarily terminated by the successor entity for any reason other than death, disability or cause within 18 months following the change of control, all outstanding awards of the terminated participant will immediately vest and be exercisable for a period of six months following termination. In the event of a change of control, the vesting of all awards held by non-employee directors of the Company will accelerate.

In the event of a proposed dissolution or liquidation of the Company, our Board may cause awards to fully vest and may cause the Company’s repurchase rights to lapse upon completion of the dissolution. In the event of a dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the dissolution.

Amendment and Termination. The Board may amend, suspend or terminate the Plan. However, the Company will obtain stockholder approval for any amendment to the Plan to the extent required to comply with applicable laws and New York Stock Exchange listing requirements.

Generally, no action by the Board or stockholders may alter or impair any outstanding award under the Plan without the written consent of the holder of such award. Unless we later seek a stockholder-approved extension of the Plan term, awards may be granted under the Plan only until October 16, 2016.

Stock Options

Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions. Options are exercisable for either our common stock or class A preferred stock as determined by the committee of our Board of Directors administering the Plan. The Plan allows the administrator broad discretion to determine the terms of individual options. The committee of our Board of Directors administering the Plan may substitute our common stock for class A preferred stock at the time of exercise of an option.

Exercise Price. The administrator determines the exercise price of options at the time the options are granted. Subject to approval of this proposal, the exercise price of stock options granted under the Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of grant of the option, provided that the exercise price of an incentive stock option to an employee who is also a greater than 10% stockholder of the Company must have an exercise price at least equal to 110% of the fair market value of the stock subject to the option on the date of grant of the option. If this proposal is not approved by stockholders, then we may grant nonstatutory stock options with an exercise price no less than 85% of the grant date fair market value. The Plan defines fair market value as the closing price of our common stock on the date prior to the relevant date so long as our stock is traded on an exchange on that prior date. We determine the fair market value of our class A preferred stock with reference to the value of our common stock.

Exercise of Option; Form of Consideration. The administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The Company’s standard vesting schedule applicable to options granted to employees provides that 20% of the total number of shares subject to the option become vested and exercisable on each of the first, second and third anniversaries of the date of grant and the remaining 40% of the total number of shares subject to the option become vested and exercisable on the fourth anniversary of the date of grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, cancellation of indebtedness, other shares of the Company’s stock (with some restrictions), broker assisted same-day sales, in certain circumstances a “net exercise” (delivery of cash or stock for any net appreciation in the shares at the time of exercise over the exercise price) and any other means of consideration permitted by applicable law and the administrator.

Term of Option. The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a greater than 10% stockholder. No option may be exercised after the expiration of its term.

Stock Appreciation Rights

Stock appreciation rights are rights to receive cash and/or shares of our stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the right. The specific terms and conditions applicable to a SAR will be provided in an individual award agreement. The grant or vesting of a SAR may, but need not, be made contingent on the achievement of objectively determinable performance conditions (as described above).

Stock Awards

The Plan permits us to grant a variety of stock awards (including awards having no exercise or purchase price or having an exercise or purchase price that is less than the fair market value of our stock as of the date of grant of the award, such as phantom stock rights). Restricted stock grants are awards of a specific number of shares of our stock. Restricted stock units represent a promise to deliver shares of our stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Deferred stock is a grant of shares of our stock that are distributed in the future upon vesting. Performance shares are rights to receive amounts, denominated in cash or shares of our stock, based upon our or a participant’s performance during the period between the date of grant and a pre-established future date.

Each stock award is generally evidenced by a stock award agreement between us and the participant. The Plan allows the administrator broad discretion to determine the terms of individual stock awards. Each stock award agreement may contain provisions such as the following: (1) the number and type of shares subject to the stock award, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria (including the objectively determinable performance conditions (as described above)), if any, and level of achievement versus the criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) the terms, conditions and restrictions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the administrator, (5) restrictions on the transferability of the stock award, and (6) further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the administrator. Shares may be granted under the Plan as stock awards without requiring the participant to pay us an amount equal to the fair market value of the stock subject to the award as of the award grant date in order to acquire the award shares.

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other awards granted under the Plan. A cash award granted under the Plan may be made contingent on the achievement of objectively determinable performance conditions (as described above). A cash award may also contain other terms, conditions or restrictions, such as the following: (1) the target and maximum amount payable to the participant as a cash award, (2) the level of achievement versus the criteria that will determine the amount of the payment, (3) restrictions on the alienation or transfer of the cash award prior to actual payment, (4) forfeiture provisions, and (5) further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the administrator. Nothing in the Plan prevents us from granting cash awards outside of the Plan to any individual. We intend to make cash awards under the Plan only in order to have such cash awards qualify as performance-based compensation under the requirements of Section 162(m) of the Code. We may, and likely will, from time to time grant cash awards not intended to qualify as performance-based compensation outside of the Plan.

U.S. Federal Income Tax Consequences of Awards

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.

Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the excess (if any) of the fair market value of the stock at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If a disposition occurs before either of the holding periods are satisfied, referred to as a disqualifying disposition, then (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. We are not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m) of the Code).

An optionee does not recognize any taxable income when a nonstatutory stock option is granted. Upon the exercise of a nonstatutory option with respect to vested shares, the optionee has taxable ordinary income (and unless limited by Section 162(m), we are entitled to a corresponding deduction) equal to the option spread on the date of exercise. Any taxable income recognized in connection with exercise of a nonstatutory option by an employee of the Company is subject to tax withholding. Upon a disposition of stock acquired upon exercise of a nonstatutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We may allow nonstatutory options to be transferred subject to conditions and restrictions imposed by the administrator; special tax rules may apply on a transfer.

In the case of both incentive stock options and nonstatutory options, special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

In September 2005, the IRS issued proposed regulations under Section 409A of the Code, which was enacted by Congress in October 2004 and imposes significant new requirements with respect to nonqualified deferred compensation plans and arrangements. The types of compensatory arrangements affected by this new law are broad and include options to purchase preferred stock. The IRS issued final regulations under Section 409A in April 2007 and we are evaluating their effect on our options to purchase class A preferred stock. To avoid potentially severe adverse tax consequences, the Plan permits us to substitute our common stock for class A preferred stock at the time of exercise of an option to the extent necessary to comply with Section 409A.

Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are nontransferable. If a stock award is subject to a substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on the date of issuance.

The ordinary income on a stock award recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m), we are entitled to deduct the same amount as and at the time the employee recognizes ordinary income.

Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, we will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

Based on Statement of Financial Accounting Standards No. 123(R), which was adopted on February 1, 2006, we recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options under the Plan. The total compensation expense will be based on the number of option shares multiplied by the grant date fair value of an option. We are using the Black-Scholes valuation model to measure fair value of option grants. In addition, we will recognize compensation expense for other awards under the Plan. In general, the expense associated with each award will be recognized over the requisite service period, generally the vesting period.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the material terms of and amendments to our 2006 Equity Incentive Plan. The affirmative vote of the holders of a majority of the voting power of common stock and class A preferred stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal. Shares of common stock and/or class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

PROPOSAL V— RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2008. During the fiscal year ended January 31, 2007, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Audit Matters” below. Representatives of Deloitte & Touche LLP will be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Stockholders are not required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2008. The affirmative vote of the holders of a majority of the voting power of common stock and class A preferred stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the proposal. Shares of common stock and/or class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) compliance by the Company with legal and regulatory requirements; (iii) the registered public accountant’s qualifications and independence; (iv) the performance of the Company’s internal audit function and registered public accountants; (v) financial reporting risk assessment and mitigation; and (vi) the preparation of the report of the Audit Committee to be included in the Company’s annual proxy statement. The Audit Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for the preparation and certification of the Company’s financial statements and that the registered public accountants are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, including the internal audit staff, and the registered public accountants, have more time, knowledge, and detailed information on the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the registered public accountant’s work.

The duties and responsibilities of the Audit Committee have been set forth in a written charter since 1975, a copy of which is available on our website at www.saic.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then “Board Committees.” As set forth in more detail in the charter, the Audit Committee’s primary responsibilities fall into the following categories.

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Internal Controls and Disclosure Controls – Review and make recommendations on the assessment performed by management on internal control over financial reporting and the report and attestation of the registered public accountants on management’s assessment of internal controls over financial reporting; review the internal control assessment with the registered public accountants, the internal auditor, and management; review any major issues as to the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies; review the disclosure controls and procedures of the Company designed to ensure timely collection and evaluation of information required to be disclosed in the Company’s filings with the Securities and Exchange Commission or posted on the Company’s website; and review the registered public accountant’s procedures and management of the audit relating to internal control over financial reporting.

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Independent Audit – Retain a registered public accounting firm for the purpose of preparing or issuing an audit report on the consolidated financial statements of the Company and performing other audit, review or attest services; preapprove the compensation and fees to be paid to the registered public accountants, preapprove all audit and non-audit services to be performed by the registered public accountants in advance and evaluate the qualifications, performance and independence of the registered public accountants; oversee the work of the registered public accountants; ensure the objectivity of the registered public accountants by reviewing and discussing all relationships between the registered public accountants and the Company and its affiliates; obtain and review a report by the registered public accountants that describes their internal quality-control procedures; review the proposed audit scope and procedures to be utilized; obtain and review a post-audit report from the registered public accountant; and review all critical accounting policies and practices to be used, major issues regarding accounting principles and financial statement presentation and analyses prepared by management and/or the registered public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•

Internal Audit – Review the qualifications, organizational structure and performance of the internal audit function; review, approve and update the rolling three-year internal audit plan; receive periodic summaries of findings from completed internal audits and the status of major audits in process;

receive timely notification of any issues or concerns identified during the course of internal audits and reviews; and discuss with the registered public accountants the responsibilities, budget and staffing of the Company’s internal audit function.

•

Financial Reporting – Review and discuss with management, the registered public accountants and the internal auditor the Company’s annual and quarterly consolidated financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be contained in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; discuss with the registered public accountants the auditor’s judgments about the quality and not just the acceptability of accounting principles used to prepare the Company’s consolidated financial statements and review the type of information to be disclosed in the Company’s earnings press releases; and discuss the earnings press releases and review any financial information and earnings guidance provided to analysts and rating agencies.

•

Ethical and Legal Compliance – Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (including procedures for receiving and handling complaints on a confidential and anonymous basis); review and monitor compliance with the code of ethics for the principal executive officer and senior financial officers; review the code of ethical conduct and reporting applicable to the Company’s in-house and outside attorneys; and receive, evaluate and handle any complaints submitted to or reported to the Audit Committee.

•

Other Responsibilities – Discuss and evaluate the Company’s guidelines and policies regarding risk assessment and risk management; discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and review the Company’s litigation, government investigation and legal compliance matters for the purpose of determining the adequacy and appropriateness of the Company’s financial reserves and control processes.

In the course of fulfilling its responsibilities, the Audit Committee has:

•

met with the internal auditor and the registered public accountants to discuss any matters that the internal auditor, the registered public accountants or the Committee believed should be discussed privately without members of management present;

•	met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the registered public accountants present;

•	reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the audited consolidated financial statements for the fiscal year ended January 31, 2007;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Accounting Standards No. 61 (Communication with Audit Committees); and

•	received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 for filing with the Securities and Exchange Commission.

W.H. Demisch

J.A. Drummond

A.K. Jones

H.M.J. Kraemer, Jr.

A.T. Young

April 10, 2007

AUDIT MATTERS

Independent Auditor

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending January 31, 2008. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting, as described above.

Audit and Non-Audit Fees

Aggregate fees billed to the Company for the fiscal years ended January 31, 2007 and January 31, 2006 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2007	2006
Audit Fees (a)	$7,145,000	$6,282,000
Audit-Related Fees (b)	719,000	1,278,000
Tax Fees (c)	252,000	210,000
All Other Fees	—	—
Total Fees	$8,116,000	$7,700,000

(a)	Audit fees include audits of consolidated financial statements, required statutory audits, quarterly reviews, reviews of registration statement filings, comfort letters and consents related to SEC filings.

(b)	Includes fees for consultation and planning related to the Company’s Sarbanes-Oxley Section 404-readiness activities of $429,000 and $881,000 for the years ended January 31, 2007 and 2006, respectively; audits of employee benefit plans of $260,000 and $238,000 for the years ended January 31, 2007 and 2006, respectively; and other stand alone audits of $30,000 and $159,000 for the years ended January 31, 2007 and 2006, respectively.

(c)	Represents fees for tax services related to preparation and/or review of various statutory tax filings including U.S., foreign, state, benefit plans and others, including research and discussions related to tax compliance matters.

The Audit Committee has considered whether the above services provided by the Deloitte Entities are compatible to maintaining the independence of the Deloitte Entities. The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the registered public accountant in advance. Further, the Chairperson of the Audit Committee has the authority to pre-approve audit and non-audit services as necessary between regular meetings of the Audit Committee, provided that any such services so pre-approved shall be disclosed to the full Audit Committee at its next scheduled meeting. All of the Audit, Audit-Related and Tax Fees set forth above were pre-approved by one of these means.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the Securities and Exchange Commission. Our personnel generally prepare and file these reports on the basis of information obtained from each director and officer and pursuant to a power of attorney. Based on such information provided to us, we believe that all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to be filed by our directors and executive officers during fiscal 2007 were filed on time, except that reports covering one transaction each for L.J. Peck and G.T. Singley, III were filed late as a result of administrative error.

Stockholder Proposals for the 2008 Annual Meeting

Any stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders must be received by us no later than January 9, 2008 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

In addition, Section 3.03 of our bylaws provides that, in order for a stockholder to propose any matter for consideration at the annual meeting (other than by inclusion in the proxy statement), such stockholder must give timely notice to our Corporate Secretary of his or her intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. (In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of common stock and/or class A preferred stock beneficially owned by the stockholder and any material interest of the stockholder in the business so proposed.

Annual Report On Form 10-K

We will provide without charge to any stockholder, upon written or oral request, a copy of our Annual Report on Form 10-K for the year ended January 31, 2007 (without exhibits) as filed with the Securities and Exchange Commission. Requests should be directed to SAIC, Inc., 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Secretary, 1-858-826-6000.

By Order of the Board of Directors

Douglas E. Scott

Senior Vice President,

General Counsel and Corporate Secretary

May 7, 2007

Appendix A

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

SEVENTH: THE BOARD OF DIRECTORS.

(A) Number of Directors ~~and Classes of Directors~~. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than ten (10) and not more than eighteen (18), and the exact number shall be fixed by the Board of Directors. ~~The Board shall be divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each such director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the public offering date (used herein as defined for purposes of Article FOURTH), the directors first elected to Class II shall serve for a term ending on the second annual meeting next following the public offering date, and the directors first elected to Class III shall serve for a term ending on the third annual meeting next following the public offering date. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.~~

~~At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.~~

~~Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his current term, or his or her prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.~~

(B) Term. At each annual meeting of stockholders of the Corporation commencing at the annual meeting of stockholders next following the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

~~(B)~~(C)Removal. Unless otherwise restricted by applicable law, any director or the entire Board may be removed ~~but only for~~ with or without cause by the holders of two thirds of the total voting power of all outstanding shares then entitled to vote at an election of directors.

(~~C~~D) Cumulative Voting. At any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Section (~~C~~D) as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected in

A-1

the election in which such holder’s class or series of shares is entitled to vote, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

(~~D~~E) Vacancies. Any vacancy in the Board of Directors, whether because of ~~death,~~ resignation, death, disqualification, removal, an increase in the number of directors, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum. ~~Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.~~ The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

A-2

Appendix B

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE THE DISTINCTION BETWEEN SERIES OF CLASS A PREFERRED STOCK

FOURTH: CAPITALIZATION

(A)	Authorized Capitalization.

The Corporation is authorized to issue three classes of capital stock to be designated, respectively, “Common Stock,” “Class A Preferred Stock” and “Preferred Stock.” The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is 3,510,000,000 shares, each with a par value of $0.0001 per share, of which:

(1)	2,000,000,000 shares shall be Common Stock;

(2) 1,500,000,000 shares shall be Class A Preferred Stock~~, of which (a) 100,000,000 shares shall be designated Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”), (b) 100,000,000 shares shall be designated Series A-2 Preferred Stock (the “Series A-2 Preferred Stock”), (c) 150,000,000 shares shall be designated Series A-3 Preferred Stock (the “Series A-3 Preferred Stock”), and (d) 1,150,000,000 shares shall be designated Series A-4 Preferred Stock (the “Series A-4 Preferred Stock”)~~; and

(3)	10,000,000 shares shall be Preferred Stock.

Effective upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation under the DGCL (the “Effective Time”), each share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock issued and outstanding immediately prior to the Effective Time shall be reclassified as one share of Class A Preferred Stock. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock and Class A Preferred Stock of the Corporation, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

(B)	Common Stock and Class A Preferred Stock.

(1) General. The powers, preferences and rights of the Common Stock and the Class A Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation. The Common Stock and the Class A Preferred Stock shall be subject to the express terms of the Preferred Stock and any series thereof that may come into existence from time to time~~. The powers, preferences and rights of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation~~.

(2) Voting. In all matters submitted to a vote of the stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation; and each holder of Class A Preferred Stock shall be entitled to ten votes, in person or by proxy, for each share of Class A Preferred Stock standing in such holder’s name on the stock transfer records of the Corporation. Unless otherwise required under applicable law (except as provided in Section (A)) or this Restated Certificate of Incorporation and subject to any rights that may be conferred upon the holders of any series of Preferred

Stock that may come into existence from time to time, the holders of Common Stock and Class A Preferred Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(3) Dividends and Other Distributions. Subject to the rights of any series of Preferred Stock that may come into existence from time to time, and subject to Section (B)(7)(~~g~~f), the holders of Common Stock and the holders of Class A Preferred Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of the Corporation as may be declared thereon by the Board of Directors out of funds legally available therefor; provided, however, that in the event such dividend is paid in the form of shares of the Corporation’s capital stock or rights to acquire shares of the Corporation’s capital stock, the holders of Common Stock shall receive Common Stock or rights to acquire Common Stock, as the case may be, and the holders of Class A Preferred Stock shall receive Class A Preferred Stock or rights to acquire Class A Preferred Stock, as the case may be.

(4) Subdivisions or Combinations. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock, the outstanding shares of Class A Preferred Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis; and if the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Preferred Stock, the outstanding shares of Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis.

(5) Mergers or Consolidations. In the event of any merger or consolidation to which the Corporation is a party (whether or not the Corporation is the surviving entity), the holders of Common Stock and Class A Preferred Stock shall be entitled to receive, on a per share basis, the same amount and form of stock and other securities and property (including cash).

(6) Liquidation. Subject to the rights of any series of Preferred Stock that may come into existence from time to time, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock and the holders of Class A Preferred Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of the Corporation’s capital stock.

(7) Conversion and Transfer Restrictions of the Class A Preferred Stock

(a) Each record holder of shares of Class A Preferred Stock may convert any or all of those shares into an equal number of shares of Common Stock~~; provided, however, that: (A) no share of Series A-1 Preferred Stock may be converted into a share of Common Stock prior to 90 days after the public offering date; (B) no share of Series A-2 Preferred Stock may be converted into a share of Common Stock prior to 180 days after the public offering date; (C) no share of Series A-3 Preferred Stock may be converted into a share of Common Stock prior to 270 days after the public offering date; and (D) no share of Series A-4 Preferred Stock may be converted into a share of Common Stock prior to 360 days after the public offering date~~. Shares of Common Stock may not be converted into shares of Class A Preferred Stock.

(b) A record holder of shares of Class A Preferred Stock may effect a voluntary conversion of any or all of those shares in accordance with Section (B)(7)(a) by surrendering the certificates, if any, for the number of shares to be converted, accompanied by any required tax transfer stamps, and delivering a written notice by the record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Common Stock and requesting that the Corporation issue such shares of Common Stock to persons named therein, setting forth the number of shares of Common Stock to be issued to each such person and the denominations in which the certificates therefor, if any, are to be issued. To the extent permitted by law, such a voluntary conversion shall be deemed to have been effected at the close of business on the date of surrender of certificates, if any, or the date of receipt by the Corporation of the notice of conversion, if the shares to be converted are uncertificated.

(c) ~~Shares of Series A-1 Preferred Stock may not be transferred to anyone other than a permitted transferee prior to 90 days after the public offering date. Shares of Series A-2 Preferred Stock may not be transferred to anyone other than a permitted transferee prior to 180 days after the public offering date. Shares of Series A-3 Preferred Stock may not be transferred to anyone other than a permitted transferee prior to 270 days after the public offering date. Shares of Series A-4 Preferred Stock may not be transferred to anyone other than a permitted transferee prior to 360 days after the public offering date. Except as provided in this Section (B)(7)(c), any purported transfer of shares of Class A Preferred Stock prior to the applicable date referred to in this Section (B)(7)(c) shall be void. Shares of Class A Preferred Stock may be transferred to a permitted transferee prior to the applicable date referred to in this Section (B)(7)(c), and such permitted transferee will take such shares subject to the provisions of this Section (B)(7)(c). In addition to any vote required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting as a single class, shall be required in order to reduce, at any time within 360 days after the public offering date, the time periods in this Section (B)(7)(c) during which the Class A Preferred Stock cannot be transferred to anyone other than a permitted transferee.~~

~~(d) After the applicable time period in Section (B)(7)(c) has expired, each~~Each share of Class A Preferred Stock shall automatically convert into one share of Common Stock upon the transfer of that share if, after the transfer, the share is not owned by a permitted transferee. In addition, notwithstanding any other provision of this Section (B)(7), each share of Class A Preferred Stock shall be transferable and shall automatically convert into one share of Common Stock at the time of transfer of that share in the following circumstances:

(A) a transfer by a qualified retirement plan described in Section 401(a) of the Code sponsored by the Corporation or any of its subsidiaries (i) to the Corporation; (ii) to a distributee of any such plan pursuant to the terms of the plan; or (iii) pursuant to instructions of a participant in any such plan to sell or exchange Class A Preferred Stock pursuant to the terms of the plan;

(B) a transfer upon the exercise by a distributee of any such plan of any put right under the terms of the plan requiring the Corporation to purchase the share from the distributee; or

(C) a transfer by such a plan, upon the exercise by a participant or beneficiary of the plan of a right of diversification accorded to the participant or beneficiary by (i) the Pension Protection Act of 2006, as the same may be amended or may be interpreted or implemented from time to time by the U.S. Department of Labor, the U.S. Department of the Treasury or any other federal department or agency or (ii) the Board of Directors in its sole and absolute discretion.

For purposes of the foregoing sentence, any transfer shall be deemed to be a transfer of Common Stock. In the case of any such automatic conversion, stock certificates, if any, formerly representing each such share of Class A Preferred Stock shall thereupon and, except for a transfer to the Corporation where the shares are being retired, thereafter be deemed to represent such number of shares of Common Stock into which such shares of Class A Preferred Stock could be converted pursuant to the terms hereof, such shares of Class A Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares shall immediately terminate, except any rights under Section (B)(7)(~~g~~f).

(~~e~~d) Shares of Class A Preferred Stock shall be transferred on the books of the Corporation, and a new certificate therefor, if any, issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate, if any, for the shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, and such documentation as shall be reasonably satisfactory to the Corporation, including documentation showing compliance with this Article Fourth.

(~~f~~e) Any person (other than a permitted transferee) who takes shares of Class A Preferred Stock in a transfer otherwise permitted by Section (B)(7) may treat the endorsement on the certificate, if any, representing such shares, or the instrument accompanying the transfer of such shares, as authorizing such person on behalf of the transferor to convert the shares in the manner provided in Section (B)(7)(a) for the purpose of registering the transfer to such person of the shares of Common Stock issuable upon conversion, and to give on behalf of the transferor the written notice of conversion required by Section (B)(7)(b), and may convert such shares of Class A Preferred Stock accordingly.

(~~g~~f) Upon any conversion of shares of Class A Preferred Stock into shares of Common Stock pursuant to the provisions of this Section (B)(7), any dividend, for which the record date is prior to and the payment date is subsequent to the conversion, that has been declared on the shares of Class A Preferred Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock into or for which the shares of Class A Preferred Stock are so converted, provided that any such dividend, for which the record date is prior to and the payment date is subsequent to the conversion, that is declared on the shares of Class A Preferred Stock payable in shares of Class A Preferred Stock shall be deemed to have been declared, and shall be payable, in shares of Common Stock.

(~~h~~g) Any shares of Class A Preferred Stock that have been converted to shares of Common Stock will be retired with no further action by the Corporation, and will resume the status of authorized and unissued Class A Preferred Stock.

(~~i~~h) The Corporation at all times shall reserve and keep available, out of its authorized but unissued Common Stock, at least the number of shares of Common Stock that would become issuable upon the conversion of all shares of Class A Preferred Stock then outstanding.

(~~j~~i) Every certificate for shares of Class A Preferred Stock shall bear a legend on its face reading as follows:

“The shares of Class A Preferred Stock represented by this certificate may not be transferred (which term includes, without limitation, buying a put option, selling a call option or entering into any other hedging or insurance transaction relating to the shares) to any person in connection with a transfer that does not meet the qualifications set forth in Section (B)(7) of Article Fourth of the Restated Certificate of Incorporation of the Corporation, and no person who receives the shares represented by this certificate in connection with a transfer that does not meet the qualifications prescribed by Section (B)(7) of Article Fourth is entitled to own or to be registered as the record holder of the shares of Class A Preferred Stock represented by this certificate, but the record holder of this certificate may at any time (except as provided in Section (B)(7)(a) of Article Fourth) convert the shares of Class A Preferred Stock represented by this certificate into the same number of shares of Common Stock for purposes of effecting the sale or other disposition of the shares of Class A Preferred Stock to any person. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.”

In the case of uncertificated shares, an appropriate notice containing the applicable transfer restrictions shall be sent to the registered owner thereof.

(8) Definitions. For purposes of this Article Fourth, the following terms shall have the following meanings:

(a) “Code” means the Internal Revenue Code of 1986, as amended.

(b) “Employee benefit plan” means a pension plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified deferred compensation plan within the meaning of Section 409A(d)(1) of the Code.

(c) “Immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

(d) “Individual retirement account” means an account as defined in Section 408(a) of the Code.

(e) “Permitted transferee” means:

(i) an immediate family member of the transferor;

(ii) a trust for the sole benefit of the transferor or an immediate family member of the transferor, and the transferor or any immediate family member of the transferor who receives shares of Class A Preferred Stock from any such trust;

(iii) an individual retirement account that receives shares of Class A Preferred Stock, provided that (A) the transferor is an employee benefit plan sponsored by the Corporation or any of its subsidiaries, (B) the transferor is a distributee of an employee benefit plan described in subclause (A), or (C) the transferor is an individual retirement account for the benefit of a distributee described in subclause (B);

(iv) the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account;

(v) the estate of a deceased holder of shares, provided that such transfer was pursuant to the deceased holder’s will or the laws of distribution;

(vi) the beneficiary of an estate referred to in clause (v) above, provided that the transferor is such estate and such beneficiary is the immediate family member of the deceased or a trust for the sole benefit of such immediate family member;

(vii) an employee benefit plan sponsored by the Corporation or any of its subsidiaries;

(viii) a lending institution in connection with a pledge of shares and such shares are pledged as bona fide collateral for a loan to the transferor;

(ix) the Corporation or any of its subsidiaries;

(x) any distributee of an employee benefit plan sponsored by the Corporation or any of its subsidiaries pursuant to the terms of such plan, provided that the transferor is such employee benefit plan; and

(xi) an employee of the Corporation or any of its subsidiaries, provided that the transferor is the Corporation or any of its subsidiaries.

(f) “Public offering date” means the date the Corporation’s Common Stock commences trading on a national securities exchange.

(g) “Transfer” (and the related term “transferred”) means any sale, pledge, gift, assignment or other transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or otherwise by operation of law) of any ownership or voting interest in any share of Class A Preferred Stock, including:

(i) any offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan or other direct or indirect transfer or disposal of: (A) any shares of Class A Preferred Stock; (B) any securities convertible into or exercisable or exchangeable for Class A Preferred Stock; or (C) any shares of Common Stock into which the shares of Class A Preferred Stock are convertible; or

(ii) entry into any swap or other arrangement (including by way of insurance) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class A Preferred Stock or any shares of Common Stock into which the shares of Class A Preferred Stock are convertible;

regardless of whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Preferred Stock, Common Stock or other securities, in cash or otherwise; provided, however, that an original issuance of shares of capital stock by the Corporation or the transfer of shares of capital stock from the Corporation’s treasury shall not be considered a transfer for purposes of this Article Fourth.

(h) “Subsidiary” means a corporation or other entity of which securities or other interests representing at least fifty percent of the voting power in the election of directors are held by the Corporation or its subsidiaries.

(C)	Preferred Stock.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series the number of shares thereof and such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

Appendix C

2006 EQUITY INCENTIVE PLAN

(as amended             , 2007)

1.	Purpose of this Plan

The purpose of this 2006 Equity Incentive Plan is to enhance the long-term stockholder value of SAIC, Inc. and its affiliated companies by offering opportunities to eligible individuals to participate in the growth in value of the equity of SAIC, Inc.

2.	Definitions and Rules of Interpretation

2.1    Definitions.

This Plan uses the following defined terms:

(a)    ”Administrator” means the Board or the Committee, or any officer or ~~employee~~Employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)    “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)    “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d)    “Award” means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e)    “Award Agreement” means the document, which may be in paper or electronic form, evidencing the grant of an Award and its terms and conditions.

(f)    “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g)    “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award or (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), 8.1(c), 8.2(d) and 17.

(h)    “Board” means the Board of Directors of the Company.

(i)    “Cash Award” means the right to receive cash as described in Section 8.3.

(j)    “Cause” means employment related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. “Cause” shall not require that a civil judgment or criminal conviction ~~have~~has been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Awardee is criminally charged with a felony or similar offense that shall be a sufficient, but not a necessary, basis for such belief.

(k)    “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(l)    “Code” means the Internal Revenue Code of 1986~~.~~, as amended.

(m)    “Committee” means a committee or subcommittee of the Board of Directors of the Company composed of one or more Company Directors appointed in accordance with the Company’s charter documents and Section 4. As referenced in Section 4.1(a), from time to time throughout this Plan, the term “Committee” is used to refer to both the Board and the Committee.

(n)    “Company” means SAIC, Inc., a Delaware corporation.

(o)    “Company Director” means a member of the Board.

(p)    “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q)    “Director” means a member of the Board of Directors of the Company or an Affiliate.

(r)    “Divestiture” means any transaction or event that the Board or the Committee specifies as a Divestiture under Section 10.~~5.~~6.

(s)    “Effective Date” means ~~the effective date of the merger of SAIC Merger Sub, Inc. with and into Science Applications International Corporation (the “Merger”) subject to stockholder approval of the Plan. In the event the Merger does not become effective or stockholder approval of the Plan is not obtained, the Plan shall be null and void and no terms of the Plan shall take effect.~~October 16, 2006.

(t)    “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)    “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(w)    ”Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the ~~maximum~~ exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(x)    “Fair Market Value” means the value of a share of the stock of Company as determined under Section 18.2.

(y)     “Fundamental Transaction” means any transaction or event described in Section 10.3.

(z)    “Good Reason” means (i) a material diminution in responsibility or compensation, or (ii) requiring Awardee to work in a location (other than normal business travel) which is more than 50 miles from Awardee’s place of employment before the change.

(aa)    “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(bb)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(cc)    “Involuntary Termination” means termination by the Company or an Affiliate, as applicable, without Cause or termination by the Awardee for Good Reason.

(dd)    “Nonstatutory Option” means any Option other than an Incentive Stock Option~~.~~

(ee)    “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. ~~Examples of measures~~Measures that may be used in Objectively Determinable Performance Conditions ~~include~~are: net revenue dollars~~,~~; revenue growth~~,~~; earnings per share~~,~~; return on assets~~,~~; return on equity~~,~~; net order dollars~~,~~; net profit dollars~~,~~; net profit growth~~, other financial objectives,~~ ; operating cash flow; operating income; number of contract bookings; number of contract awards; profits before tax; return on investment capital; days working capital; objective customer satisfaction indicators, efficiency measures and individual performance goals; and other similar objectives, each with respect to the Company and/or an Affiliate or individual business unit.

(ff)    “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(gg)    “Option” means a right to purchase Shares of the Company granted under this Plan.

(hh)    “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(ii)    “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(jj)    “Plan” means this 2006 Equity Incentive Plan, as amended.

(kk)    “Prior Plans” mean the Science Application International Corporation 1999 Stock Incentive Plan, 1998 Stock Option Plan and 1984 Bonus Compensation Plan.

(ll)    “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(mm)    “Qualified Domestic Relations Order” means a “qualified domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(nn)    “Restricted Stock Award” has the meaning set forth in Section 8.2(d).

(oo~~nn~~)    “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(pp~~oo~~)     “SAR” or “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(qq~~pp~~)    “Securities Act” means the Securities Act of 1933~~.~~, as amended.

(rr~~qq~~)    “Share” means a share of the Class A Preferred Stock or Common Stock of the Company, as determined by the Board or Committee, or other securities substituted for the Class A Preferred Stock or Common Stock under Section 10.

(ss~~rr~~)    “Stock Award” means an offer by the Company to sell or issue shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Board or Committee, a notional account representing the right to be paid an amount based on Shares. Types of Awards which may be granted as Stock Awards include such awards as are commonly known as restricted stock, deferred stock, restricted stock units, performance shares, phantom stock or similar types of awards as determined by the Administrator.

(tt~~ss~~)    “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(uu~~tt~~)    “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(vv~~uu~~)    “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(ww~~vv~~)    “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(xx~~ww~~)    “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(yy~~xx~~)    “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2    Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3. Shares	Subject to This Plan; Term of This Plan

3.1    Number of Award Shares. The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. The number of Shares initially available for issuance over the term of this Plan shall be 75,000,000~~.~~ (subject to adjustment pursuant to Section 10.2). Except as required by Applicable Law, Shares subject to an outstanding Award shall not reduce the number of Shares available for issuance under this Plan until the earlier of the date such Shares are vested pursuant to the terms of the applicable Award or the actual date of delivery of the Shares to the Awardee. Those Shares (i) that are issued under the Plan that are forfeited or repurchased by the Company at the original purchase price or less or that are issuable upon exercise of awards granted under the Plan that expire or become unexercisable for any reason after ~~the Effective~~their Grant Date without having been exercised in full, (ii) that are ~~restored pursuant to the decision of the Board~~withheld from an Option or ~~Committee~~Stock Award pursuant to ~~Section 6.4(~~a~~) to deliver only such Shares as are necessary to award the~~ Company-approved “net ~~Share appreciation and~~exercise” provision, including (without limitation) pursuant to Section 6.4(b), (iii) that are retained upon exercise of a Stock Appreciation Right pursuant to Section 8.1(b), or (iv) that are not delivered to or are Award Shares surrendered by a holder in consideration for applicable tax withholding will continue to be available for issuance under this Plan. The repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan to the extent the Company repurchases Shares that were originally ~~exercised~~acquired or purchased with other previously owned Shares. The maximum number of Shares shall be cumulatively increased on February 1, 2007, after the Effective Date and each February 1 thereafter for nine more years, by the least of: (i) a number of Shares determined by the ~~Board or the~~ Committee; (ii) 30,000,000 Shares (subject to adjustment pursuant to Section 10.2), or (iii) 5% of the Company’s outstanding shares of Common Stock as of the preceding January 31 (measured on an as-converted basis with respect to outstanding shares of Class A Preferred Stock).

3.2    Source of Shares. Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3    Term of this Plan.

(a)    This Plan shall become effective on the Effective Date (with any amendments to the Plan being effective on and after the date thereof), and Awards may be granted under this Plan on and after, the Effective Date. Upon effectiveness of this Plan, no additional awards will be made under the Prior Plans.

(b)    Subject to the provisions of Section 14, Awards may be granted under this Plan ~~for a period of ten years from the latest date the Company’s stockholders approve this Plan~~until October 15, 2016.

4. Administration

4.1    General.

(a)    The Board shall have ultimate responsibility for administering this Plan. To the extent permitted by Applicable Law, the Board may delegate certain of its responsibilities to a Committee. In addition, to the extent permitted by Applicable Law, the Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. ~~Where this Plan specifies that an action must be taken or a determination made by the Board, only the Board may take that action or make that determination.~~ Where this Plan specifies that an action must be taken or a determination made by the Committee, only the Board or the Committee may take that action or make that determination~~.~~; provided that Section ~~5.1~~5.2 includes reference to actions that only the Committee may perform. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other ~~Administrator.~~administrator to whom the Board or Committee has delegated specified powers, including those powers set forth in Section 4.2. However, only the Board or a Committee consisting solely of independent directors as defined in the Company’s Corporate Governance Guidelines may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)    So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act and to the extent necessary or helpful to comply with Applicable Law with respect to officers subject to Section 16 of the Exchange Act and/or others, a Committee shall consist of two or more Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and~~, after the expiration of any transition period permitted by Treasury Regulations Section 1.162- 27(h)(3),~~ who are “outside directors” as defined in Section 162(m) of the Code.

4.2 Authority of the Board or the Committee. Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a)    grant Awards, including Substitute Awards;

(b)    determine the Fair Market Value of Shares;

(c)    determine the Option Price and the Purchase Price of Awards;

(d)    select the Awardees;

(e)     determine the times Awards are granted;

(f)    determine the number of Shares subject to each Award;

(g)     determine the type of Shares subject to each Award;

(h)    determine the methods of payment that may be used to purchase Award Shares;

(i)     determine the methods of payment that may be used to satisfy withholding tax obligations;

(j)    determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, whether an Option is a Nonstatutory Option or an Incentive Stock Option and automatic cancellation of the Award if certain objective requirements determined by the Administration are not met;

(k)     modify or amend any Award;

(l)    authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(m)     determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(n)    interpret this Plan and any Award Agreement or document related to this Plan;

(o)     correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(p)    adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(q)     adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(r)    determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(s)     determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture;

(t)    appoint such additional administrators as are necessary to perform various administrative acts and determine the duties of such administrators; and

(u)     make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3    Scope of Discretion. Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section ~~13~~14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5. Persons	Eligible to Receive Awards

5.1    Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2    Section 162(m) Limitation.

(a)    Options and SARs. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted within any fiscal year of the Company under this Plan Options to purchase, and SARs to receive compensation calculated with reference to, more than an aggregate of ~~1~~3,000,000 Shares, subject to adjustment pursuant to Section 10 and considered without regard to any number of Stock Awards or the dollar amount of any Cash Awards that may have been granted or awarded to such Employee during the applicable fiscal year, and (ii) with respect to any Option or SAR that is granted with the intent of having it qualify as “qualified performance-based compensation” under Code Section 162(m), Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option or SAR is cancelled without being exercised ~~or if the Option Price of an Option is reduced~~, that cancelled ~~or repriced~~ Option or SAR shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2~~.~~(a).

(b)    Cash Awards and Other Stock Awards. Subject to the provisions of this Section 5.2, so long as the Company is a “publicly held corporation” within the meaning of Code Section 162(m): (i) no Employee may be granted one or more Stock Awards within any single fiscal year of the Company to purchase more than 2,000,000 Shares, subject to adjustment pursuant to Section 10 and considered without regard to any number of Option or SAR Shares or the dollar amount of any Cash Awards that may have been granted or awarded to such Employee during the applicable fiscal year, and (ii) no Employee may be granted one or more Cash Awards within a single fiscal year of the Company having an aggregate amount of more than $5,000,000, considered without regard to any number of Options, SARs or Stock Awards that may have been granted or awarded to such Employee during the applicable fiscal year. With respect to any Stock Award or Cash Award that is granted with the intent of having it qualify as “qualified performance-based compensation” under Code Section 162(m), such Awards may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board).

(c)    Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must be awarded, vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

(d)    Nothing in this Section 5.2 shall prevent the Committee from making any type of Award authorized for grant under this Plan outside of this Plan. In addition, nothing in this Section 5.2 shall prevent the Committee from granting Awards under this Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

(e)    Notwithstanding satisfaction, achievement or completion of any Objectively Determinable Performance Conditions, that may be specified at the time of grant of an Award to a “covered employee” within the meaning of Section 162(m) of the Code, the number of Awards, Shares, or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Objectively Determinable Performance Condition(s) may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

6. Terms	and Conditions of Options

~~The~~ Options will be evidenced by an Award Agreement. In addition, the following rules apply to all Options:

6.1    Price. No Option may have an Option Price less than ~~85% of the fair market value~~the Fair Market Value of the underlying ~~share~~Share on the Grant Date~~, provided that the Administrator may grant Options with an Option Price less than 85% of the fair market value of the underlying share on the Grant Date in connection with a merger or acquisition, including substitution and/or conversion of options of an acquired entity. Notwithstanding the foregoing, in the event an Option is granted with an exercise price less than that set forth in this Section 6.1, if the mistake was unintentional, a violation of this provision shall not cause such Option to be void or voidable~~.

6.2    Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3    Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Awardee’s directorship, employment or consultancy begins, or a different date specified in the Award Agreement. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4 Form	and Method of Payment.

(a)    ~~The Board or Committee~~ In accordance with Section 4.2, the Administrator shall have the authority to determine the acceptable form and method of payment for exercising an Option. ~~So long as variable accounting pursuant to “APB 25” does not apply and the Board or Committee otherwise determines there is no material adverse accounting consequence at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.~~ Acceptable forms of payment that the Administrator may permit with respect to the exercise of Options include:

~~Acceptable forms of payment for all Option Shares are~~(i) cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans~~.~~;

(a)    ~~In addition, the Administrator may permit payment to be made by any of the following methods:~~

(ii)    other shares of stock of the Company, or the designation of other shares of stock of the Company, which ~~(A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Awardee for more than six months on the date of surrender), and (B)~~ have a Fair Market Value on the date of surrender greater than or equal to the Option Price of the Shares as to which the Option is being exercised;

(iii)    provided that a public market exists for the Common Stock, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Awardee or sells shares of Common Stock issued upon conversion of the Option Shares on behalf of an Awardee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Awardee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iv)    cancellation of any debt owed by the Company or any Affiliate to the Awardee by the Company (including, without limitation, waiver of compensation due or accrued for services previously rendered to the Company~~; and~~ );

(v)    payment pursuant to any “cashless net exercise” procedures approved by the Committee; provided that the difference between the full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1; and

(vi)    any combination of the methods of payment permitted by any paragraph of this Section 6.4~~.~~(a).

The ~~Administrator~~Committee may also permit any other form or method of payment for Option Shares permitted by Applicable Law. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(b)    ~~Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Awardee.~~Notwithstanding the foregoing Section 6.4(a), the Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between the full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.

6.5    Nonassignability of Options. Except as otherwise determined by the Administrator and subject to Section 17, no Option shall be assignable or otherwise transferable by the Awardee. ~~except by will or by the laws of descent and distribution.~~ Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6    Substitute Options. The ~~Board~~Committee may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the ~~Board~~Committee, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity, shall have an Option Price determined by the ~~Board~~Committee and shall be on terms that, as determined by the ~~Board~~Committee in its sole and absolute discretion, properly reflect the substitution.

6.7    ~~Repricing, etc. The~~Certain Adjustments to Exercise Prices. Subject to Section 14.3, the Committee may ~~reprice,~~ cancel and regrant or otherwise adjust the exercise price of Options previously granted under the Plan~~.~~ without the approval of the Company’s stockholders, provided that the Committee may not reprice, reduce the exercise price of or make similar adjustments with the effect of lowering the exercise price of Options previously granted under the Plan without the approval of the Company’s stockholders other than in connection with a change in the Company’s capitalization pursuant to Section 10 of the Plan.

7. Incentive	Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Awardee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a)    The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b)    No Incentive Stock Option may be granted ~~more than ten years from the date this Plan was approved by the Board.~~after October 15, 2016.

(c)    Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Awardee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any

Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d)    In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(~~b~~a), that right must be stated at the time of grant in the Award Agreement relating to that Incentive Stock Option; provided that Section 6.4(b) shall apply to all Options from the Grant Date thereof.

(e)    Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date.

(f)    The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g)    Incentive Stock Options may be granted only to Employees. If an Awardee changes status from an Employee to a Consultant, that Awardee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h)    No rights under an Incentive Stock Option may be transferred by the Awardee, other than by will or the laws of descent and distribution. During the life of the Awardee, an Incentive Stock Option may be exercised only by the Awardee. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Awardee, shall not violate this Section 7(h).

(i)    An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Awardee’s Termination for any reason other than the Awardee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three month period after the Awardee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Awardee’s Termination.

(j)     An Incentive Stock Option may only be modified by the ~~Board~~Committee.

8. Stock	Appreciation Rights, Stock Awards and Cash Awards

8.1    Stock Appreciation Rights. The following rules apply to SARs:

(a)    General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement. The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b)    Exercise of SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof~~,~~ as, and over the period or periods specified, in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. ~~A~~Subject to Section 9.2, a SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of ~~shares~~ Shares that may be purchased pursuant to the Option shall be reduced by the number of ~~shares~~Shares with respect to which the SAR is exercised.

(c)     Nonassignability of SARs. Except as determined by the Administrator and subject to Section 17, no SAR shall be assignable or otherwise transferable by the Awardee. ~~except by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Qualified Domestic Relations Order.~~

(d)    Substitute SARs. The ~~Board~~Committee may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the ~~Board~~Committee, Substitute SARs shall have the same terms and conditions as the SARs they replace, except that (subject to the provisions of Section 10) Substitute SARs shall be exercisable ~~with respect to the Fair Market Value of~~for Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the ~~Board~~Committee in its sole and absolute discretion, properly reflects the substitution.

(e)    ~~Repricing, etc. The~~Certain Adjustments to Exercise Prices. Subject to Section 14.3, the Committee may ~~reprice,~~ cancel and regrant or otherwise adjust the exercise price of SARs previously granted under the Plan without the approval of the Company’s stockholders, provided that the Committee may not reprice, reduce the exercise price of or make similar adjustments with the effect of lowering the exercise price of SARs previously granted under the Plan without the approval of the Company’s stockholders other than in connection with a change in the Company’s capitalization pursuant to Section 10 of the Plan.

8.2    Stock Awards. The following rules apply to all Stock Awards:

(a)    General. The specific terms and conditions of a Stock Award applicable to the Awardee ~~shall~~may be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest (Stock Awards may be made in fully vested ~~awards~~ Shares when appropriate in the discretion of the Administrator), the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement, whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer ~~shall~~may be accepted by execution or acknowledgement of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b)     Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c)    Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award~~. Acceptable~~ , which may include any or all of the forms of payment ~~for all Award Shares are cash, check or wire transfer, denominated~~set forth in ~~U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to~~ Section 6.4.

(d)    Nonassignability of Stock Awards. Except as otherwise determined by the Administrator and subject to Section 17, no Stock Award subject by its terms to any conditions or restrictions on the issuance or ownership rights of Shares pursuant to such Award, including without limitation any vesting or similar conditions or any deferral elections (any such Stock Awards, “Restricted Stock Awards”), shall be assignable or otherwise transferable by the Awardee. ~~except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Qualified Domestic Relations Order.~~

(e)    Substitute Stock Award. The ~~Board~~Committee may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the ~~Board~~Committee, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price and other terms that, as determined by the ~~Board~~Committee in its sole and absolute discretion, properly reflects the substitution. Any such Substitute Stock Award shall be effective on the effective date of the acquisition.

(f)    Forfeiture and Repurchase Rights.

(i)    General. In the event of the Awardee’s termination, any unvested Shares shall be forfeited, or if the Awardee paid a purchase price to acquire the Stock Award, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 8.2(f) which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

(ii)    Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 8.2(f). However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 8.2(f) for exercising its repurchase rights in order to exercise such rights.

8.3 Cash Awards.    Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement or otherwise, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

9. Exercise	of Awards

9.1    In General. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2    Time of Exercise. Options and Stock Awards shall be considered exercised when the Company or its designee receives: (a) written (including electronically pursuant to Section 18.4 below) notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to ~~Nonstatutory Options~~any Award the exercise of which triggers any withholding obligation, payment, or provision for payment, in a form and method approved by the Administrator, of all applicable withholding and similar taxes and/or (if applicable) transaction costs due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

9.3    Issuance of Award Shares. ~~The~~ Subject to Sections 12.1 and 13, the Company shall issue Award Shares in the name of the Awardee (or to such other person ~~properly exercising the Award. If the Awardee is that person and so requests,~~as to whom the Award Shares ~~shall~~may be appropriately and legally issued ~~in the name of the Awardee and the Awardee’s spouse.~~under procedures and rules, if any, established from time to time by the Administrator). The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date or settlement date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4 Termination.

(a)    In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination for other than Cause, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the ninety (90) days after the Termination, but in no event after the Expiration Date. Unless otherwise provided in the Award Agreement, in the event of termination for Cause the Award may not be exercised after the date of Termination. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b)    Leaves of Absence. If an Awardee is an employee of the Company or an Affiliate and is on a leave of absence pursuant to the terms of the Company’s Administrative Policy No. SH-1 “Unpaid Leave” or similar policy maintained by an Affiliate, as such policies may be revised or replaced from time to time, the Awardee shall not, during the period of such absence be deemed, by virtue of such absence alone, to have terminated the Awardee’s employment. The Awardee shall continue to vest in the ~~Option~~Award during any approved medical or military leave of absence. Medical leave shall include family or medical leaves, workers’ compensation leave, or pregnancy disability leave. For all other leaves of absence, the ~~Option~~Award will fully vest only during active employment and shall not vest during a leave of absence, unless required under local law. However, if an Awardee returns to active employment with the Company or an Affiliate following such a leave, the ~~Option~~Award will be construed to vest as if there had been no break in active employment. During any leave of absence, an Awardee shall have the right to exercise the vested portion of the ~~Option~~Award.

(c)    Death or Disability. Unless otherwise provided in the Award Agreement or determined by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), the unvested portion of all Awards of that Awardee shall be accelerated and become fully exercisable upon the Termination, and all Awards of the Awardee shall be exercisable until the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 17. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Unless otherwise provided in the Award Agreement, death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d)    Divestiture. If an Awardee’s Termination is due to a Divestiture, the ~~Board~~Committee may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e)    Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(d), the ~~Plan~~ Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i)    Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii)    Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(f)    Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights or risk of forfeiture, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, (B) confer upon any employee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation or (C) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10. Certain	Transactions and Events

10.1    In General. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or of a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. ~~Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.~~

10.2    Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the ~~Board~~ Committee shall make ~~whatever~~ such adjustments as it concludes are appropriate in order to preserve the proportionate value of Awards before and after the change in capital structure of the Company to: (a) the number and type of Awards and Award Shares that may be granted under this Plan, including (without limitation) to the number of Shares available for issuance over the term of this Plan as set forth in Section 3.1 above, (b) the number and type of Options , SARs and Stock Awards that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price and repurchase price of any Stock Award or other Award Shares, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments shall be determined by the ~~Board.~~Committee. Unless the ~~Board~~ Committee specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The ~~Board~~Committee need not adopt the same rules for each Award or each Awardee.

10.3    Fundamental Transactions. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding ~~Awards~~ Options, SARs and Restricted Stock Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent ~~Awards~~ Options, SARs and Restricted Stock Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute ~~Awards~~ Options, SARs and Restricted Stock Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event~~, but~~ and the Award shall then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, the Committee may specify that they ~~shall~~ terminate at such time as determined by the Committee. Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation or sale of assets.

10.4    Changes in Control. The ~~Board~~Board may also, but need not, specify that other transactions or events constitute a “Change in Control”.” The ~~Board~~Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the ~~Board~~Board may treat as Changes in Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 25% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the ~~Board~~Board may, but need not, take any one or more of the actions described in Section 10.3. In addition, the ~~Board~~Board may extend the date for the exercise of exercisable Awards (but not beyond their original Expiration Date).

10.5    Additional Rules and Benefits related to Fundamental Transactions and Changes in Control. The ~~Board~~Committee need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an Involuntary Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or

Change in Control, any ~~Awards~~ Options, SARs and Restricted Stock Awards, assumed or substituted in a

Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall fully accelerate for vesting so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. ~~Such~~ Any such Awards having an exercisability feature shall be exercisable for a period of six months following Termination.

10.6    Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the ~~Board~~Committee may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the ~~Board~~Committee may, but need not, take one or more of the actions described in Section 10.3 ~~or~~, 10.4 or 10.5 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The ~~Board~~Committee need not adopt the same rules for each Award or Awardee.

10.7    Dissolution. If the Company adopts a plan of dissolution, the ~~Board~~Committee may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The ~~Board~~Committee need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.8    Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11. Grants	to Non-Employee Directors

11.1    Certain Transactions and Events.

(a)     In the event of a Fundamental Transaction while the Awardee remains a non-Employee Director, the Shares at the time subject to each outstanding Award held by such Awardee pursuant to this Plan, but not otherwise vested, shall automatically vest in full and become exercisable for all Shares as fully vested Shares and all repurchase rights shall automatically terminate in full immediately prior to the effective date of the Fundamental Transaction. Immediately following the consummation of the Fundamental Transaction, each Award shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(b)    In the event of a Change in Control while the Awardee remains a non-Employee Director, the Shares at the time subject to each outstanding Award held by such Awardee pursuant to this Plan, but not otherwise vested, shall automatically vest in full and become exercisable for all the Shares as fully vested Shares and all repurchase rights shall automatically terminate in full immediately prior to the effective date of the Change in Control. Each such Award shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Award term in connection with a Change in Control.

(c)     Each Award which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental

Transaction had the Award been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price or Purchase Price payable per share under each outstanding Award, provided the aggregate Option Price or Purchase Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Shares receive cash consideration for their Shares in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Awards granted to non-Employee Directors under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Share in such Fundamental Transaction.

12. Withholding	and Tax Reporting

12.1    Tax Withholding Alternatives.

(a)    General. Whenever Awards are granted or exercised, or Award Shares are issued or become free of restrictions, as applicable, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)    Method of Payment. The Awardee shall pay any required withholding using ~~the~~ such forms of consideration as are described in Section 6.4(~~b), except that, in the discretion of the~~ a) and determined appropriate by the Administrator~~, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c)~~. The Administrator, in its sole discretion, may also permit Award Shares to be withheld or surrendered to pay required withholding. If the Administrator permits Award Shares to be withheld or surrendered, the Fair Market Value of the Award Shares withheld or surrendered, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Administrator determines such limit is necessary or advisable in light of generally accepted accounting principles.

12.2    Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13. Compliance	With Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14. Amendment	or Termination of this Plan or Outstanding Awards

14.1    Amendment and Termination. The Board or the Committee may at any time amend, suspend, or terminate this Plan.

14.2    Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The ~~Board~~Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3    Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the ~~Board~~Committee determines~~, in its sole and absolute discretion,~~ that the amendment, suspension, termination, or modification (including an amendment of the designation of the class of securities to be issued under Awards): (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The ~~Board~~Committee may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of this Plan or with respect to Award Shares issued under such Awards even if those Award Shares are issued after the termination of this Plan.

15. Reserved	Rights

15.1    Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, ~~or~~ other equity-based rights or cash bonuses or awards under other plans.

15.2    Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

15.3    Compensation. The value of Options, SARs and Stock Awards granted pursuant to the Plan will not be included as compensation, earnings, salary or other similar terms used when calculating an Awardee's benefits under any other employee benefit plan sponsored by the Company or any Affiliate except as such other plan otherwise expressly provides.

16. Escrow	of Stock Certificates

To enforce any restrictions on Award Shares, the Administrator may require the holder to deposit any certificates (or indicia of ownership) representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on any such certificates.

~~17. Beneficiaries~~

~~An Awardee may, if permitted by the Administrator and on a form prescribed by the Administrator, file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.~~

17. Treatment	of Awards upon Death of Awardee; Limited Transferability

17.1    Treatment of Awards upon Death of Awardee. The Company may from time to time establish procedures under which the Company may make certain determinations required with respect to Awards in the event of an Awardee’s death. The Company’s determinations and decisions in this regard shall be final and binding on all parties.

17.2 Limited Transferability. Options, SARs and Stock Awards and Restricted Stock Awards shall generally be nontransferable; provided however that the Administrator may in its discretion (and as reflected in the applicable Award Agreement or an amendment thereto) make an Option, SAR or Restricted Stock Award transferable to an Awardee’s family or entities affiliated with the Awardee’s family if and to the extent permitted under the rules and instructions applicable to Form S-8 (or any successor form or other securities laws under which the issuance and sale of Awards and Award Shares hereunder are registered or exempted). If the Administrator makes an Option, SAR or Restricted Stock Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

18. Miscellaneous

18.1    Governing Law. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

18.2    Determination of Value. The “Fair Market Value” of a Share shall be determined as follows:

(a)    Listed Stock. If Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price as quoted on that stock exchange or system for the day before the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the day before the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for the Shares on the day before the Value Date. If the Shares of the Company are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares of the Company are traded or quoted.

(b)    Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the day before the Value Date. If no prices are quoted for the day before the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)     No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value of the Shares in good faith.

(d)    Class A Preferred Stock. If shares of the Company’s Common Stock are traded on any established stock exchange or quoted on a national market system, the Fair Market Value of shares of the Company’s Class A Preferred Stock shall be equal to the Fair Market Value of the Company’s Common Stock, as of the relevant valuation date, for all purposes under this Plan.

18.3 Reservation of Shares. During the term of this Plan, the Company shall at all times keep available such number of Shares as are still issuable under this Plan.

18.4 Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures or acknowledgements may also be electronic if permitted by the Administrator.

18.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

SAIC®

From Science to Solutions

Proxy and Voting Instruction Card for Annual Meeting of Stockholders - June 8, 2007

This Proxy and Voting Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints K.C. DAHLBERG and D.E. SCOTT, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A Preferred Stock and/or Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SAIC, Inc. (the “Company”) to be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, June 8, 2007, at 1:00 p.m. (local time), and at any adjournment, postponement or continuation thereof (the “2007 Annual Meeting of Stockholders”), as indicated on the reverse side.

The undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, under the Science Applications International Corporation Retirement Plan of the Company, the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc. and the AMSEC Employees 401(k) Profit Sharing Plan of AMSEC LLC (collectively, the “Plans”), to vote all of the shares of Class A Preferred Stock and/or Common Stock held for the undersigned’s account in each of the Plans at the 2007 Annual Meeting of Stockholders of the Company, as indicated on the reverse side.

The shares of Class A Preferred Stock and/or Common Stock to which this proxy and voting instruction card relates will be voted as directed. If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting, (ii) FOR the amendment to our Certificate of Incorporation to provide for the annual election of directors, (iii) FOR the amendment to our Certificate of Incorporation to eliminate the distinction between series of our Class A Preferred Stock, (iv) FOR the approval of material terms of and certain amendments to our 2006 Equity Incentive Plan, (v) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008, and (vi) in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by this proxy and voting instruction card held for the undersigned’s account in each of the Plans will be voted on a Plan-by-Plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. All allocated shares of Class A Preferred Stock and/or Common Stock held in the Plans as to which no voting instructions are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a Plan-by-Plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. This proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

The deadline for submitting voting instructions to the Trustee regarding shares held in the Plans is 11:59 p.m. EST on June 5, 2007 and the deadline for submitting a proxy is 11:59 p.m. EDT on June 7, 2007.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed and dated on the reverse side.)

SAIC®

From Science to Solutions

ATTN: STOCK PROGRAMS

10260 CAMPUS POINT DRIVE

SAN DIEGO, CA 92121

BY INTERNET - www.proxyvote.com

Use the Internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by SAIC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

BY MAIL

Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return to SAIC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

SAICZ1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAIC®

From Science to Solutions

VOTE ON DIRECTORS - The Board of Directors recommends a vote FOR the nominees listed below.

Election of four Class I Directors

1. FOR all nominees listed below (EXCEPT as indicated to the contrary to the right)

01) K.C. Dahlberg; 02) J. P. Jumper; 03) H. M. J. Kraemer, Jr.; and 04) A.T. Young

VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 2.

2. Amendment to our Certificate of Incorporation to provide for the annual election of directors

VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 3.

3. Amendment to our Certificate of Incorporation to eliminate the distinction between series of our Class A Preferred Stock

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign.

UNEVEN VOTE DISTRIBUTION INSTRUCTIONS: If you wish to distribute your vote unevenly among 2 or more nominees as explained in the Proxy Statement, check box to the right then indicate the names and the number of votes to be given to each nominee on the line(s) to the right. Uneven voting instructions must be mailed in; uneven vote distribution is not available via phone or Internet.

For Against Abstain

For Against Abstain

For Withhold For All

All All Except

To withhold authority to vote for any individual nominee(s). mark “For All Except” and write the nominee’s number(s) on the line below. Your votes will be evenly distributed among the remaining nominee(s) unless indicated below under UNEVEN VOTE DISTRIBUTION. VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 4.

4. Approval of material terms of and certain amendments to our 2006 Equity Incentive Plan

VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 5.

5. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008

ADDITIONAL BUSINESS.

6. In the discretion of the proxy holders or the Trustee, on any other matters properly coming before the meeting and any adjournment postponement or continuation thereof.

For Against Abstain

For Against Abstain

Name of Nominee

Number of votes

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners) Date